Filed Pursuant to Rule 424(b)(5)
Registration No: 333-291561

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 3, 2025)

Triton Container International Limited and TAL International Container Corporation

each a wholly owned subsidiary of

Triton International Limited

$600,000,000 5.150% Senior Notes due 2033

Guaranteed by Triton International Limited

Triton Container International Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“TCIL”), and TAL International Container Corporation, a Delaware corporation (“TALICC”), as co-issuers (together, the “Issuers”), are offering $600,000,000 aggregate principal amount of 5.150% Senior Notes due 2033 (the “Notes”). TCIL is a direct wholly-owned subsidiary of Triton International Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Triton” or the “Parent Guarantor”) and TALICC is an indirect wholly-owned subsidiary of TCIL and Triton. The Parent Guarantor will fully and unconditionally guarantee the Notes on a senior unsecured basis (the “Parent Guarantee”). The Issuers will pay interest on the Notes on February 15 and August 15 of each year, commencing August 15, 2026. The Notes will mature on February 15, 2033.

The Issuers may redeem the Notes, in whole or in part, at any time and from time to time prior to December 15, 2032 (the date that is two months prior to their maturity) (the “Par Call Date”), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. If a change of control triggering event occurs, the Issuers will be required to offer to purchase all of the Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The Notes will be senior obligations of the Issuers, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Issuers. The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness of the Issuers to the extent of the value of the collateral securing such indebtedness. The Notes will not be guaranteed by any of the Issuers’ subsidiaries and therefore will be structurally subordinated to all existing or future indebtedness and other obligations of the Issuers’ subsidiaries (other than TALICC). The Parent Guarantee will be a senior obligation of the Parent Guarantor, ranking equal in right of payment with all other existing and future unsubordinated indebtedness of the Parent Guarantor. The Parent Guarantee will be unsecured and therefore will be effectively subordinated to any secured indebtedness of the Parent Guarantor to the extent of the value of the collateral securing such indebtedness.

Investing in the Notes involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making a decision to invest in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.755%	$598,530,000
Underwriting discount	0.625%	$3,750,000
Proceeds to us (before expense)	99.130%	$594,780,000

(1)	Plus accrued interest, if any, from January 21, 2026, if settlement occurs after that date.

The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or on any automated dealer quotation system. The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), on or about January 21, 2026.

Joint Book-Running Managers

BofA Securities	MUFG	SMBC Nikko	Wells Fargo Securities

Citizens Capital Markets	Truist Securities

Co-Managers

Brookfield Capital Solutions	Citigroup	ICBC Standard Bank

M&T Securities	Academy Securities	US Bancorp

The date of this prospectus supplement is January 13, 2026

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering of the Notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information specified under the heading “Where You Can Find More Information” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

Triton is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, files reports and other information with the SEC. Statements contained in this prospectus supplement, the accompanying prospectus and any other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

When used in this prospectus supplement, the term “Triton” or the “Parent Guarantor” refers to Triton International Limited, and references to the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, including TCIL and TALICC, unless otherwise specified or the context otherwise requires.

All references to “outstanding” in relation to the shares of Triton mean that such shares have been issued by Triton and are not registered in Triton’s register of members as treasury shares.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, as amended. This prospectus supplement and the accompanying prospectus do not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”), as Part III of the Bermuda Companies Act does not apply to exempted companies and each of Triton and TCIL is an exempted company.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents Triton files with the SEC or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	our customers’ decisions to buy rather than lease containers;

•	increases in the cost of repairing and storing our off-hire containers;

•	our dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	risks stemming from the international nature of our businesses, including global and regional economic conditions and geopolitical risks, including international conflicts;

•	decreases in demand for international trade;

•	risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failures of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters or public health crises;

•	compliance with laws and regulations globally;

•

risks related to the acquisition of our Company by Brookfield Infrastructure, including the potentially divergent interests of our sole common shareholder and the holders of our outstanding indebtedness and preference shares, our reliance on certain corporate governance exemptions, and that as a foreign private issuer, Triton is not subject to the same disclosure requirements as a U.S. domestic issuer;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	our ability to successfully complete, integrate and benefit from acquisitions and dispositions;

•	changes in tax laws in Bermuda, the United States and other countries; and

S-iii

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in Triton’s most recent Annual Report on Form 20-F, in Triton’s subsequently filed Quarterly Reports on Form 6-K and in other documents that Triton files with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus supplement and the accompanying prospectus. Any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains information about our Company and the offering and highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements incorporated by reference herein, before making an investment decision.

Our Company

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

We operate our business in one industry, intermodal transportation equipment, and have two business segments, which also represent our reporting segments:

•	Equipment leasing—we own, lease and ultimately dispose of containers and chassis from our leasing fleet, as well as manage containers owned by other parties.

•

Equipment trading—we purchase containers from shipping line customers, and other sellers of containers, and resell these containers to container retailers and users of containers for storage or one-way shipment.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2025, our total fleet consisted of approximately 4.3 million containers and chassis, representing 7.5 million twenty-foot equivalent units (“TEU”) or 8.0 million cost equivalent units (“CEU”), including 0.8 million managed containers, representing 1.3 million TEU or 1.5 million CEU. On July 1, 2025, we acquired 0.3 million containers in connection with our acquisition in Global Container International LLC (“GCI”), representing 0.5 million TEU, or 0.5 million CEU, which are included in the total fleet numbers above. We have an extensive global presence, offering leasing services through a worldwide network of local offices, and we utilize third-party container depots spread across over 40 countries to provide customers global access to our container fleet. Our primary customers include the world’s largest container shipping lines.

The most important driver of profitability in our business is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average lease rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers and the margins generated from trading new and used containers.

We lease five types of equipment: dry containers, refrigerated containers, special containers, tank containers, and chassis. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and sells used and new containers and chassis acquired from third parties.

Triton’s common shares are not publicly traded on the New York Stock Exchange (the “NYSE”) or any other securities exchange. All of Triton’s common shares are privately held by Thanos Holdings Limited, a subsidiary of Brookfield Infrastructure Corporation (“BIPC”). BIPC is an affiliate of Brookfield Infrastructure. Triton’s cumulative redeemable perpetual preference shares (Series A through F) are listed on the NYSE.

TCIL is an exempted company limited by shares incorporated under the laws of Bermuda and a direct wholly-owned subsidiary of Triton. TALICC is a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL.

Triton’s registered office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. Our corporate headquarters is located at 100 Manhattanville Rd., Purchase, New York 10577. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Recent Developments

On January 12, 2026, Triton completed an offering of 7 million shares of 7.500% Series G Cumulative Redeemable Perpetual Preference Shares (the “Series G Preference Shares”). Triton received net proceeds from the sale of the Series G Preference Shares of approximately $169.3 million after deducting the underwriting discount and estimated offering expenses payable by Triton. Triton intends to use the net proceeds from the sale of the Series G Preference Shares for general corporate purposes, including purchasing containers, paying dividends and repaying or repurchasing outstanding indebtedness. See “Use of Proceeds.”

Organizational and Financing Structure

The following chart sets forth a condensed summary of our organizational structure as of September 30, 2025.

Triton International Limited (Triton) (1)
Triton Container International Limited (TCIL) (1)
Total Debt (USD mm) $4,552
Senior Notes (2) $1,800
Credit Facility (3)
Term Loan $1,597
Revolver $1,155
Triton Container International, Incorporated of North America
TCIL SPEs
Term Debt (USD mm): $568 (4)
TAL International Group, Inc.
TAL International Container Corp. (TALICC) (1)
Triton International Finance LLC (TIF)
TALICC SPEs
Term Debt (USD mm): $301
TIF SPEs
ABS Warehouse (USD mm): $160
Term Debt (USD mm): $1,219

(1)	TALICC and TCIL will be co-issuers and Triton will be a guarantor of the Notes offered hereby.
(2)

TALICC and TCIL are co-issuers and Triton is a guarantor of the 2032 Notes (as defined below) ($600 million principal amount) and TCIL is the issuer and Triton and TALICC are the guarantors of the 2026 Notes (as defined below) ($600 million principal amount) and the 2031 Notes (as defined below) ($600 million principal amount). See “Description of Other Indebtedness.”

(3)	TALICC and TCIL are co-borrowers, and Triton is a guarantor of this indebtedness.
(4)	Includes GCI securitization notes, see “Description of Other Indebtedness - GCI Funding I LLC.”

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of the Notes” section in this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.

Issuers	Triton Container International Limited and TAL International Container Corporation.

Notes Offered	$600,000,000 aggregate principal amount of 5.150% Senior Notes due 2033.

Maturity Date	The Notes will mature on February 15, 2033.

Interest	The Notes will bear interest from January 21, 2026 at a rate of 5.150% per annum, payable semiannually, in cash in arrears, on February 15 and August 15 of each year, commencing August 15, 2026.

Parent Guarantor	Triton International Limited.

Guarantee	The Parent Guarantor will fully and unconditionally guarantee the Notes on a senior unsecured basis.

Optional Redemption	In whole or in part, at any time and from time to time prior to December 15, 2032 (the date that is two months prior to their maturity) (the “Par Call Date”), at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. At any time on or after the Par Call Date, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	If a change of control triggering event occurs, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price of 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Change of Control Triggering Event.”

Ranking	The Notes will be senior obligations of the Issuers and will rank:

•

equal in right of payment with all other existing and future unsubordinated indebtedness of the Issuers and senior in right of payment to all existing and future subordinated indebtedness of the Issuers;

•	effectively junior to any existing or future indebtedness of the Issuers that is secured by liens on assets of the Issuers to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to any existing or future indebtedness and other obligations of the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes.

The Parent Guarantee will rank:

•

equal in right of payment with all other existing and future unsubordinated indebtedness of the Parent Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Parent Guarantor;

•

effectively junior to any existing or future indebtedness of the Parent Guarantor secured by liens on assets of the Parent Guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to any existing or future indebtedness and other obligations of the Parent Guarantor’s subsidiaries (other than the Issuers), none of which guarantee the Notes.

As of September 30, 2025:

•

the Issuers had $4,552 million of unsecured indebtedness outstanding (including $1,597 million under the term loan tranche and $1,155 million under the revolving credit tranche of our credit facility; $1,800 million under the outstanding senior unsecured notes); the Issuers had the ability to borrow an additional $845 million of unsecured indebtedness under the revolving credit tranche of our credit facility; the Issuers had no secured indebtedness outstanding;

•	the Parent Guarantor had no indebtedness outstanding, other than its guarantee of our credit facility and the outstanding senior unsecured notes; and

•

the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes, had $2.3 billion of indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which are structurally senior to the Notes with respect to the assets held by such subsidiaries.

As of September 30, 2025, the Issuers on a standalone basis together had total assets of approximately $6.5 billion, excluding equity in their subsidiaries. In addition, for the nine months ended

September 30, 2025, the Issuers’ subsidiaries (other than TALICC), none of which guarantee the Notes, had revenues of $0.4 billion (representing 38% of our total revenues) and, as of September 30, 2025, held $3.5 billion of assets (representing 35% of our total assets).

Restrictive Covenants	The indenture governing the Notes will contain covenants that limit the ability of (i) the Issuers and their Restricted Subsidiaries (as defined herein) to incur secured debt and (ii) the Issuers and the Parent Guarantor to transfer all or substantially all of their assets or enter into merger or consolidation transactions.

These covenants are subject to a number of important limitations and exceptions as described under “Description of Notes—Certain Covenants.”

No Prior Market	The Notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Listing	The Issuers do not intend to apply to list the Notes on any securities exchange or any automated dealer quotation system.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the purchase of containers, payment of dividends and repayment or repurchase of debt, including repayment of outstanding borrowings under the revolving credit tranche of our credit facility. See “Use of Proceeds.”

Conflicts of Interest	Brookfield Securities LLC, a co-managing underwriter of the Notes, is an affiliate of ours, and therefore has a “conflict of interest” as defined in Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Additionally, affiliates of certain of the underwriters are lenders under our credit facility and therefore will receive net proceeds from this offering. To the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a “conflict of interest” in regards to this offering. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors..	You should carefully consider the information set forth under the caption “Risk Factors” before deciding to invest in the Notes.

Summary Historical Financial Data and Other Information

The following table summarizes certain historical financial, operating and other data of the Company. The summary historical balance sheet data as of December 31, 2023 and December 31, 2024 and the summary historical consolidated statements of operations and other financial data for each of the years in the two-year period ended December 31, 2024 were derived from our audited consolidated financial statements and related notes included in Triton’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on February 28, 2025 (the “2024 Annual Report”), which is incorporated by reference herein. The summary historical consolidated statements of operations data, balance sheet data and other data as of and for the nine-month periods ended September 30, 2025 and September 30, 2024 were derived from our unaudited interim consolidated financial statements and related notes included in Triton’s Quarterly Report on Form 6-K for the quarter ended September 30, 2025, which was filed with the SEC on November 6, 2025 (the “2025 Third Quarter Report”), which is incorporated by reference herein. The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. Operating results for the nine months ended September 30, 2025 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2025. You should read this table in conjunction with the information contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our audited and unaudited consolidated financial statements and the notes thereto which are incorporated by reference from Triton’s 2024 Annual Report and 2025 Third Quarter Report.

($ in thousands)	Nine Months ended		Fiscal Year ended
Statement of Operations Data:	September 30, 2025	September 30, 2024	December 31, 2024	December 31, 2023
Revenues
Operating lease revenues	$930,877	$1,060,968	$1,426,947	$1,438,504
Finance lease revenues	82,467	80,625	107,889	105,288
Management fee revenues	13,412	—	—	—

Total leasing revenues	1,026,756	1,141,593	1,534,836	1,543,792
Equipment trading revenues	45,269	35,610	48,637	95,998
Equipment trading expenses	(43,275)	(32,258)	(44,341)	(88,099)

Trading margin	1,994	3,352	4,296	7,899
Net gain (loss) on sale of leasing equipment	21,722	(6,061)	12,369	58,615
Operating expenses:
Depreciation and amortization	296,961	406,569	541,468	575,551
Direct operating expenses	45,348	53,306	66,389	101,552
Administrative expenses	79,839	68,683	91,201	88,839
Transaction and other costs	—	26,746	26,986	79,000
Provision (reversal) for doubtful accounts	2,504	(1,543)	(1,192)	(3,369)

Total operating expenses	424,652	553,761	724,852	841,573

Operating income (loss)	625,820	585,123	826,649	768,733

	Nine Months ended		Fiscal Year ended
($ in thousands)	September 30, 2025	September 30, 2024	December 31, 2024	December 31, 2023
Other expenses (income)
Interest and debt expense	$196,880	$190,242	$259,941	$240,838
Other (income) expense, net	(5)	(134)	(290)	(658)

Total other (income) expenses	196,875	190,108	259,651	240,180
Income (loss) before income taxes	428,945	395,015	566,998	528,553
Income tax expense (benefit)	41,119	41,383	48,803	54,464
Net income (loss)	387,826	353,632	518,195	474,089
Less: dividend on preferred shares	46,520	39,084	52,112	52,112
Net income (loss) attributable to common shareholders	$341,306	$314,548	$466,083	$421,977

	Nine Months ended		Fiscal Year ended
($ in thousands)	September 30, 2025	September 30, 2024	December 31, 2024	December 31, 2023
Balance Sheet Data (end of period)
Cash and cash equivalents (including restricted cash)	$166,483	$161,217	$169,716	$149,226
Accounts receivable, net of allowances	210,276	234,459	232,420	243,443
Total assets	10,036,094	11,206,517	11,103,403	11,232,868
Debt, net of unamortized debt costs	6,759,865	7,450,287	7,605,720	7,470,634
Shareholders’ equity:
Preferred shares, $0.01 par value, at liquidation preference	880,000	730,000	730,000	730,000
Total equity	$2,578,915	$2,820,094	$2,809,153	$2,936,998

RISK FACTORS

An investment in the Notes involves a high degree of risk. You should consider carefully the risk factors set forth below as well as the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this document before making an investment in the Notes. In particular, see the risk factors set forth in Triton’s 2024 Annual Report, beginning on page 5 thereof, and in Triton’s 2025 Third Quarter Report, beginning on page 36 thereof. Any of the risks described below or incorporated by reference herein could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described below or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth below or incorporated by reference herein could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Indebtedness and the Notes

We have a substantial amount of debt outstanding and have significant debt service requirements. Our high level of indebtedness may reduce our financial flexibility, impede our ability to operate and increase our risk of default.

We use substantial amounts of debt to fund our operations, particularly our purchase of equipment. As of September 30, 2025, we had outstanding indebtedness of approximately $6.8 billion on a consolidated basis, without giving effect to this offering of Notes. Total interest and debt expense for the twelve months ended September 30, 2025 was $266.6 million. As of September 30, 2025, TCIL and TALICC had the ability to borrow an additional $845.0 million under the revolving credit tranche of our credit facility.

Our substantial amount of debt could have important consequences for investors, including:

•

making it more difficult for us to satisfy our obligations with respect to the Notes and our other indebtedness, which could result in an event of default under the agreements governing such indebtedness and potentially lead to insolvency;

•

requiring us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing funds available for operations, capital expenditures, future business opportunities and other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

reducing our profit margin and investment returns on new container investments if we are unable to pass along increases in our cost of financing to our customers through higher lease rates, making it difficult for us to pay dividends on or repurchase our preferred shares;

•	increasing our vulnerability to general adverse economic and industry conditions, including changes in interest rates; and

•	placing us at a competitive disadvantage compared to our competitors having less debt.

We may also incur substantial additional indebtedness in the future. To the extent that new indebtedness is added to current debt levels, the risks described above would increase.

We may not be able to refinance our indebtedness on commercially reasonable terms or at all.

During difficult market environments, lenders to the container leasing industry may become more cautious, decreasing our sources of available debt financing and increasing our borrowing costs. In addition, we are the largest container leasing exposure for many of our lenders, and the amount of incremental loans available from our existing lenders may become constrained due to single-name credit limitations. If we cannot refinance our indebtedness, we may have to take actions such as selling assets, seeking additional capital or reducing or delaying future capital expenditures or other business investments, which could have a material adverse impact on our growth rate, profitability and cash flows.

Our credit facility and other indebtedness impose significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions.

Our credit facility and other indebtedness impose, and the terms of any future indebtedness may impose, significant operating, financial and other restrictions on us and our subsidiaries. These restrictions may limit or prohibit, among other things, our ability to:

•	incur additional indebtedness;

•	pay dividends on or redeem or repurchase our preference shares;

•	make loans and investments;

•	create liens;

•	sell certain assets or merge with or into other companies;

•	enter into certain transactions with our shareholders and affiliates;

•	cause our subsidiaries to make dividends, distributions and other payments to us; and

•	otherwise conduct necessary corporate activities.

These restrictions could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. In addition, certain agreements governing our indebtedness contain financial maintenance covenants that require us to satisfy certain ratios such as maximum leverage and minimum interest coverage. A breach of any of the above restrictions or financial covenants could result in an event of default in respect of the related indebtedness. If an event of default occurs, the relevant lenders could elect to declare the indebtedness to be immediately due and payable and, if the indebtedness is secured, proceed against any collateral securing that indebtedness.

There are limited restrictive covenants in the indenture governing the Notes, which are subject to a number of important qualifications and exceptions. Among other things, despite our substantial indebtedness, we and our subsidiaries may still be able to incur a significant amount of additional debt, which could intensify the risks described herein.

The indenture governing the Notes does not contain any restriction on the ability of the Issuers and their Restricted Subsidiaries to incur additional indebtedness, unless such indebtedness is secured by liens, nor does it contain any restriction on the ability of the Issuers’ subsidiaries that are not Restricted Subsidiaries to incur additional indebtedness, whether secured or unsecured. The terms of the indenture governing our outstanding senior unsecured notes, our credit facility and other debt agreements limit the ability of the Issuers and their respective subsidiaries to incur additional indebtedness, however, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute (i) secured indebtedness of TCIL or TALICC, as applicable, that would be effectively senior to the Notes offered hereby to the extent of the value of the collateral securing such indebtedness or (ii) indebtedness of the Issuers’ subsidiaries (excluding TALICC) that would be structurally senior to the Notes. In addition, neither the indenture governing the Notes nor any of our other existing debt agreements restrict Triton in any manner from incurring indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described above under “—We have a substantial amount of debt outstanding and have significant debt service requirements. Our high level of indebtedness may reduce our financial flexibility, impede our ability to operate and increase our risk of default.”

The Notes will be structurally subordinated to all liabilities of the Issuers’ subsidiaries (other than TALICC).

The Notes will be obligations of TCIL and TALICC, guaranteed by the Parent Guarantor, and will not be guaranteed by any of the Issuers’ subsidiaries. As a result, the Notes will be structurally subordinated to the indebtedness and other liabilities of the Issuers’ subsidiaries (other than TALICC). These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that the Issuers have to receive any assets of any subsidiary upon the liquidation or reorganization of such subsidiary, and the consequent rights of holders of Notes to realize proceeds from the sale of any such subsidiary’s assets, will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors and holders of preferred equity interests of such subsidiary. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any subsidiary of the Issuers (other than TALICC), such subsidiary will pay the holders of its debts, holders of preferred equity interests and its trade creditors before it will be able to distribute any of its assets to the Issuers. For the nine months ended September 30, 2025, the Issuers’ subsidiaries (other than TALICC) had revenues of $0.4 billion (representing 38% of our total revenues) and, as of September 30, 2025, held $3.5 billion of assets (representing 35% of our total assets) and had $2.3 billion of indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which would be structurally senior to the Notes with respect to the assets at these subsidiaries.

The Notes and the Parent Guarantee will be unsecured and will be effectively subordinated to any secured indebtedness of the Issuers and the Parent Guarantor to the extent of the value of the assets securing such indebtedness.

The Notes and the Parent Guarantee will be the Issuers’ and the Parent Guarantor’s unsecured obligations, respectively. The Notes and the Parent’s Guarantee will be effectively subordinated to all of the Issuers’ and the Parent Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such obligations. The indenture governing the Notes will limit, but will not prohibit, the Issuers from incurring secured indebtedness in the future and the amount of secured indebtedness that the Issuers could incur may be substantial. See “Description of Notes—Certain Covenants—Limitation on Liens.” Furthermore, the indenture governing the Notes will not have any limitations on the ability of the Parent Guarantor to incur secured indebtedness. Because the Notes and the Parent Guarantee will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	the Issuers or the Parent Guarantor enter into bankruptcy, liquidation, reorganization or other winding-up;

•	there is a default in payment under any of the Issuers’ or the Parent Guarantor’s secured indebtedness; or

•	there is an acceleration of any of the Issuers’ or the Parent Guarantor’s secured indebtedness.

If any of these events occurs, the secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there could be insufficient assets remaining after the Issuers’ or the Parent Guarantor’s secured creditors are paid in full from which the claims of the Issuers’ or the Parent Guarantor’s unsecured creditors, including the holders of the Notes, could be satisfied and therefore in such circumstances you may not receive payment in full for your Notes.

We may not have sufficient cash flows from operating activities to service our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt agreements and the indenture governing the Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness, and could result in cross defaults and/or cross accelerations of our other debt agreements. If we are not able to obtain additional debt or equity capital on reasonable terms or at all, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our debt facilities also could restrict our ability to dispose of assets and use the proceeds from such dispositions to meet our debt service and other obligations. We may not be able to consummate any such dispositions and, if we are able to, any proceeds therefrom may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Repayment of the Issuers’ debt obligations, including the Notes, is dependent, to a certain extent, on cash flow generated by the Issuers’ subsidiaries.

The Issuers’ subsidiaries own a portion of our assets and conduct a portion of our operations. Accordingly, repayment of the Issuers’ debt obligations, including the Notes, is dependent, to a certain extent, on the generation of cash flow by such subsidiaries and their ability to make such cash available to the Issuers, by dividend, debt repayment, management fees or otherwise. None of the Issuers’ subsidiaries will guarantee the Issuers’ obligations under the Notes and, as a result, such subsidiaries will not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. The Issuers’ subsidiaries may not be able to, or may not be permitted to, make distributions to the Issuers to enable the Issuers to make payments on their respective debt obligations, including the Notes. Each of the Issuers’ subsidiaries is a separate and distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the ability of the Issuers to obtain cash from their subsidiaries. In the event that TCIL and TALICC do not receive distributions from their respective subsidiaries, TCIL and TALICC may be unable to make required principal and interest payments on their indebtedness, including the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default or event of default under the agreements governing our indebtedness, including a default or event of default under our credit facility, and that is not waived by the required holders of such indebtedness, and any remedies sought by the holders of such indebtedness, could prohibit us from making payments of principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial maintenance covenants, in the agreements governing our indebtedness, we would be in default under those agreements. Upon the occurrence of any event of default under the agreements governing our indebtedness, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. In addition, the lenders under the revolving credit tranche of our credit facility could elect to terminate their commitments and cease making further loans. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our debt facilities or amend our debt facilities to avoid being in default. If we breach our covenants under any of the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required holders of such indebtedness. If this occurs, we would be in default under such indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Notes.”

A significant increase in our borrowing costs could negatively affect our financial condition, cash flow and results of operations.

Our lease rental stream is generally fixed over the life of our leases whereas our interest costs can vary over time. The interest rates on our debt financings have several components, including credit spreads and underlying benchmark rates. We employ various hedging strategies to mitigate this interest rate risk. Our hedging strategies rely considerably on assumptions and projections regarding our assets and lease portfolio as well as general market factors. If any of these assumptions or projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes in interest rates, we may experience volatility in our earnings that could adversely affect our profitability and financial condition. In addition, we may not be able to find market participants that are willing to act as our hedging counterparties on acceptable terms or at all, which could have an adverse effect on the success of our hedging strategies.

Triton and TCIL are incorporated in Bermuda and a significant portion of their assets is located outside the United States. As a result, it may not be possible to enforce civil liability provisions of the federal or state securities laws of the United States against Triton and TCIL.

Triton and TCIL are incorporated under the laws of Bermuda and a significant portion of their assets is located outside the United States. It may not be possible to enforce court judgments obtained in the United States against Triton or TCIL in Bermuda or in countries, other than the United States, where they will have assets, based on the civil liability provisions of the federal or state securities laws of the United States. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of United States courts obtained against Triton or TCIL or their officers or directors based on the civil liability provisions of the federal or state securities laws of the United States or would hear actions against Triton or TCIL or those persons based on those laws. We have been advised by our legal advisors in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries, other than the United States, where we have assets.

Payment obligations under TCIL’s master leasing arrangements may not be fully satisfied, resulting in shortfalls of amounts available to make payments on the Notes.

As of the date hereof, some of TCIL’s containers are, and may in the future be, subject to the Master Lease Agreement, dated as of July 1, 2013 (the “Master Lease Agreement”), entered into by and between TCIL, as lessor, and Triton Container International, Incorporated of North America, a subsidiary of TCIL (“TCNA”), as lessee. Pursuant to the terms of the Master Lease Agreement, TCIL leases containers to TCNA, and TCNA subleases such containers to end users located in specified jurisdictions. This master lease arrangement allows the end users located in such jurisdictions to utilize the provisions of various United States tax treaties.

The Master Lease Agreement requires that TCNA make rental payments to TCIL not later than the last day of the month following the month in which such rental payments are received by TCNA. In connection with the Master Lease Agreement, TCIL and TCNA have entered into a security agreement (the “Master Lease Security Agreement”) pursuant to which TCNA granted to TCIL a security interest in, inter alia, (i) end-user leases that TCNA enters into with respect to containers leased pursuant to the Master Lease Agreement, and (ii) revenue from such end-user leases Notwithstanding the foregoing, there is inherent in the structure set forth in the Master Lease Agreement the risk that, due to credit-related or other reasons affecting TCNA, including the bankruptcy of TCNA, a set-off asserted by TCNA with respect to amounts that TCIL owes to TCNA under the Master Lease Agreement or otherwise, or a failure by TCNA to comply with the terms of the Master Lease Agreement, TCIL may not receive, or may experience delay in realizing, all the revenue payable by TCNA with respect to the containers that are subject to the Master Lease Agreement. In the future, certain containers may become subject to similar leasing agreements between TCIL and its affiliates for similar purposes as the Master Lease Agreement. Accordingly, the use of the Master Lease Agreement and similar arrangements, while providing access to additional leasing markets for TCIL’s containers could adversely affect the timing and amount of principal and interest payments on the Notes.

The Issuers may not be able to repurchase the Notes upon a change of control triggering event.

Upon a change of control triggering event as defined in the indenture governing the Notes, the Issuers will be required to make an offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, unless the Issuers have previously given notice of their intention to exercise their right to redeem the Notes. See “Description of Notes—Change of Control Triggering Event.” The Issuers may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the Notes, to redeem the Notes. A failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under our credit facility and may constitute an event of default under the terms of our other indebtedness.

You may not be able to resell the Notes because there is no established market for them and one may not develop.

The Notes will constitute a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any stock exchange. There can be no assurance as to:

•	the liquidity of any trading market that may develop for the Notes;

•	the ability of holders to sell their Notes; or

•	the price at which the holders will be able to sell their Notes.

If a trading market were to develop, the Notes might trade at a higher or lower price than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debt securities, our financial performance and the interest of securities dealers in making a market in the Notes.

We understand that the underwriters presently intend to make a market in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, any market-making activity may be limited by applicable law. There can be no assurance that an active market will exist for the Notes or that any trading market that does develop will be liquid. Even if an active trading market for the Notes does develop, there is no guarantee that it will continue. The market, if any, for the Notes may experience disruptions, and such disruptions may adversely affect the liquidity in the market or the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, its performance and other factors.

Our credit ratings may not reflect the risks of investing in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due and include many subjective factors. Consequently, real or anticipated changes in our credit ratings will generally affect the value of the Notes. Also, these credit ratings may not reflect the potential impact of risks relating to the structure of the Notes or the trading market for the Notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating. There can be no assurance that our credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by a rating agency, if, in that rating agency’s judgment, circumstances so warrant. There can also be no assurance that our credit ratings will reflect all of the factors that would be important to holders of the Notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the value of the Notes, may increase our borrowing costs and may negatively impact our ability to incur additional debt.

Risks Related to Our Sole Common Shareholder and Being a Controlled Company and a Foreign Private Issuer

The interests of the sole holder of Triton’s common shares may differ from the interests of holders of our indebtedness, including the Notes.

A subsidiary of Brookfield Infrastructure owns all of Triton’s outstanding common shares and Brookfield Infrastructure has the ability to appoint the members of Triton’s board of directors. As a result, Brookfield Infrastructure has significant influence over our business. The interests of Brookfield Infrastructure may differ from those of holders of our outstanding indebtedness, including the Notes, in material respects. Brookfield Infrastructure may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance Brookfield Infrastructure’s overall equity investment, even though such transactions might involve risks to holders of our outstanding indebtedness, including the Notes. Brookfield Infrastructure has pursued in the past and may pursue in the future managed container transactions on our behalf, which could significantly reduce our assets and cash flows. For example, on March 27, 2025, Triton distributed its equity interest in Triton Container Finance VIII LLC (“TCF VIII”), a special purpose securitization subsidiary of Triton, to Thanos Holdings Limited, which then contributed the interest to Tradewind Bermuda Holdings Limited, also an affiliate of Brookfield Infrastructure (the “TCF VIII Distribution”). As of March 31, 2025, TCF VIII had total assets of approximately $1.8 billion, consisting primarily of revenue earning assets, total indebtedness of approximately $1.3 billion, and shareholders’ equity of approximately $0.5 billion. While the Company continues to manage the containers in the TCF VIII securitization portfolio following the TCF VIII Distribution and receives management fees for these services, beginning April 1, 2025, revenues and net income related to TCF VIII are no longer included in Triton’s consolidated statements of operations. Brookfield Infrastructure may continue to undertake similar transactions on our behalf in the future.

In addition, Brookfield Infrastructure is in the business of making investments in companies, and may from time to time in the future, acquire interests in businesses that directly or indirectly compete with certain portions of our business or are our suppliers or customers. The companies in which Brookfield Infrastructure invests may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

As a controlled company with only preference shares listed on the NYSE, Triton qualifies for and relies on exemptions from certain corporate governance requirements. Holders of the Notes do not have the same protections afforded to securityholders of companies that are subject to such requirements.

Triton’s common shares are owned by an affiliate of Brookfield Infrastructure. As a controlled company with only preference shares listed on the NYSE, certain of the listing rules, corporate governance requirements and provisions of the Exchange Act are not applicable to us. These include, for example, the requirements that:

•	a majority of our board of directors consist of independent directors;

•	we maintain a nominating committee and compensation committee composed entirely of independent directors;

•	we maintain a code of conduct and ethics and corporate governance guidelines; and

•	we comply with the proxy solicitation rules under the Exchange Act, including the furnishing of an annual proxy or information statement.

We have elected to utilize certain of the exemptions available to us and may elect to utilize all of the exemptions available to us in the future. Accordingly, holders of the Notes do not have the same protections afforded to securityholders of companies that are subject to all of the corporate governance requirements of the NYSE or certain of the reporting obligations under the Exchange Act.

We are a “foreign private issuer” under U.S. securities law. Therefore, we are exempt from many of the requirements applicable to U.S. domestic registrants.

We qualify as a “foreign private issuer” under the Exchange Act. As a result, among other things, we are not required under the Exchange Act to file annual, quarterly and current reports with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act. Additionally, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our securities. Therefore, there may be less publicly available information about us than is regularly published by public companies in the United States. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to securityholders of a company that is not a foreign private issuer.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes offered hereby, after deducting the underwriters’ discount and offering expenses payable by us, will be approximately $593.0 million. We intend to use the net proceeds from this offering for general corporate purposes, including the purchase of containers, payment of dividends and repayment or repurchase of debt, including repayment of outstanding borrowings under the revolving credit tranche of our credit facility.

As of September 30, 2025, there was $1,155 million outstanding under the revolving credit tranche of our credit facility accruing interest at the rate of 5.41% per annum. Our credit facility matures on August 7, 2030.

Affiliates of certain of the underwriters are lenders under our credit facility and therefore will receive net proceeds from this offering. To the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a “conflict of interest” in regards to this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of September 30, 2025 on: (i) a historical basis, (ii) an as adjusted basis to give effect to the offering of Series G Preference Shares and the receipt of net proceeds therefrom as described under “Summary – Recent Developments” and (iii) an as further adjusted basis to give effect to this offering of Notes and the use of the net proceeds therefrom as described under “Use of Proceeds,” assuming borrowings of $595 million will be repaid under the revolving credit tranche of our credit facility.

You should read this table in conjunction with the information contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in Triton’s 2025 Third Quarter Report, and other sections of this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein, including our consolidated financial statements and the notes thereto.

(dollars in thousands)	As of September 30, 2025
	Actual	As Adjusted	As Further Adjusted
	(unaudited)
Cash and cash equivalents	$50,182	$219,481	$217,496
Restricted cash	116,301	116,301	116,301
Total cash and cash equivalents and restricted cash	166,483	335,782	333,797
Debt of TCIL and TALICC
Credit Facility	2,752,400	2,752,400	2,157,400
Notes due 2026	600,000	600,000	600,000
Notes due 2031	600,000	600,000	600,000
Notes due 2032	600,000	600,000	600,000
Notes offered hereby	—	—	600,000

Total debt of TCIL and TALICC	$4,552,400	$4,552,400	$4,557,400
Subsidiary Debt
Asset-backed securitization notes	2,089,035	2,089,035	2,089,035
Asset-backed securitization warehouse	160,000	160,000	160,000
Total subsidiary debt	2,249,035	2,249,035	2,249,035

Total debt outstanding, gross(1)	$6,801,435	$6,801,435	$6,806,435
Shareholders’ equity:
Common shares, $0.01 par value, 250,000,000 shares authorized, 101,158,891 shares issued and outstanding, actual; 210,000,000 shares authorized, 101,158,891 shares issued and outstanding, as adjusted and as further adjusted(2)	1,012	1,012	1,012
Undesignated shares, $0.01 par value, 14,800,000 shares authorized, no shares issued and outstanding, actual; 47,800,000 shares authorized, no shares issued and outstanding, as adjusted and as further adjusted(2)	—	—	—
8.50% Series A Preference Shares, $0.01 par value, $25.00 liquidation preference, 3,450,000 shares authorized, 3,450,000 issued and outstanding, actual, as adjusted and as further adjusted	86,250	86,250	86,250
8.00% Series B Preference Shares, $0.01 par value, $25.00 liquidation preference, 5,750,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted	143,750	143,750	143,750
7.375% Series C Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted	175,000	175,000	175,000

(dollars in thousands)	As of September 30, 2025
	Actual	As Adjusted	As Further Adjusted
	(unaudited)
6.875% Series D Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted	150,000	150,000	150,000
5.75% Series E Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted	175,000	175,000	175,000
7.625% Series F Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual, as adjusted and as further adjusted	150,000	150,000	150,000
7.500% Series G Preference Shares, $0.01 par value, $25.00 liquidation preference, no shares authorized, issued and outstanding, actual; 7,000,000 shares authorized, issued and outstanding, as adjusted and as further adjusted	—	175,000	175,000
Additional paid-in capital (deficit)	892,452	892,452	892,452
Accumulated earnings	762,368	762,368	762,368
Accumulated other comprehensive income (loss) actual	43,083	43,083	43,083
Total shareholders’ equity	$2,578,915	$2,753,915	$2,753,915

Total capitalization	$9,380,350	$9,555,350	$9,560,350

(1)

All debt of TCIL and TALICC is guaranteed by Triton. The amount of debt reflected in the table above shows the outstanding principal amount before any adjustments for deferred financing costs and premiums or discounts.

(2)

In November 2025, Triton’s board of directors redesignated 40,000,000 authorized, unissued common shares as undesignated shares (which can be issued as preference shares), decreasing the amount of authorized common shares to 210,000,000, and increasing the number of authorized undesignated shares to 54,800,000. Upon closing of the offering of the Series G Preference Shares, the number of authorized undesignated shares decreased to 47,800,000.

DESCRIPTION OF OTHER INDEBTEDNESS

The following contains a summary of the material provisions of certain other material debt agreements of the Issuers and their subsidiaries. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.

3.250% Senior Notes due 2032

On January 19, 2022, TCIL and TALICC, as co-issuers, issued an aggregate of $600 million of 3.250% Senior Notes due 2032 (the “2032 Notes”). The 2032 Notes were issued pursuant to the Indenture dated as of January 19, 2022 by and among TCIL and TALICC, as co-issuers, Triton, as guarantor, and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of January 19, 2022, among the TCIL and TALICC, Triton and the trustee (as so amended and supplemented, the “2032 Notes Indenture”). The 2032 Notes are unsecured and the obligations of the co-issuers under the 2032 Notes and the 2032 Notes Indenture are fully and unconditionally guaranteed by Triton. The 2032 Notes mature on March 15, 2032. Interest on the 2032 Notes accrues at the rate of 3.250% per annum and is payable on a semi-annual basis in arrears on March 15 and September 15 of each year. The 2032 Notes are redeemable, in whole or in part, at any time prior to December 15, 2031 at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) a make-whole amount as described in the 2032 Notes Indenture, plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after December 15, 2031, the 2032 Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2032 Notes Indenture), TCIL and TALICC will be required to offer to purchase all of the 2032 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2032 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2032 Notes Indenture are similar, but not identical, to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby.

3.150% Senior Secured Notes due 2031

On June 7, 2021, TCIL issued an aggregate of $600 million of 3.150% Senior Secured Notes due 2031 (the “2031 Notes”). The 2031 Notes were issued pursuant to the Indenture dated as of June 7, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of January 19, 2022, among the TCIL, Triton and TALICC, as additional guarantor, and the trustee (as so amended and supplemented, the “2031 Notes Indenture”). The obligations of the TCIL under the 2031 Notes and the 2031 Notes Indenture are fully and unconditionally guaranteed, jointly and severally, by Triton and TALICC. The 2031 Notes mature on June 15, 2031. Interest on the 2031 Notes accrues at the rate of 3.150% per annum and is payable on a semi-annual basis in arrears on June 15 and December 15 of each year. The 2031 Notes are redeemable, in whole or in part, at any time prior to March 15, 2031 at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) a make-whole amount as described in the 2031 Notes Indenture, plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after March 15, 2031, the 2031 Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2031 Notes Indenture), TCIL will be required to offer to purchase all of the 2031 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2031 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2031 Notes Indenture are similar, but not identical, to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. The 2031 Notes became unsecured on October 14, 2021.

2.050% Senior Secured Notes due 2026

On April 15, 2021, TCIL issued an aggregate of $600 million of 2.050% Senior Secured Notes due 2026 (the “2026 Notes”). The 2026 Notes were issued pursuant to the Indenture dated as of April 15, 2021 by and among TCIL, as issuer, Triton, as guarantor, and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of January 19, 2022, among the TCIL, Triton and TALICC, as additional guarantor, and the trustee (as so amended and supplemented, the “2026 Notes Indenture”). The obligations of the TCIL under the 2026 Notes and the 2026 Notes Indenture are fully and unconditionally guaranteed, jointly and severally, by Triton and TALICC. The 2026 Notes mature on April 15, 2026. Interest on the 2026 Notes accrues at the rate of 2.050% per annum and is payable on a semi-annual basis in arrears on April 15 and October 15 of each year. The 2026 Notes are redeemable, in whole or in part, at any time prior to March 15, 2026 at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) a make-whole amount as described in the 2026 Notes Indenture, together with accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after March 15, 2026, the 2026 Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption. Upon the occurrence of a change of control triggering event (as defined in the 2026 Notes Indenture), TCIL will be required to offer to purchase all of the 2026 Notes outstanding at a purchase price equal to 101% of the aggregate principal amount of the 2026 Notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The restrictive covenants and events of default in the 2026 Notes Indenture are similar, but not identical, to the restrictive covenants and events of default contained in the indenture governing the Notes offered hereby. The 2026 Notes became unsecured on October 14, 2021.

Credit Facility – Term Loan and Revolver

On July 9, 2024, TCIL and TALICC entered into the Twelfth Amended and Restated Credit Agreement among, inter alios, TCIL and TALICC, each as a borrower, Triton, as guarantor (and together with TCIL and TALICC, the “Triton Credit Facility Parties”), the various lenders from time to time party thereto, and Citibank, N.A., Citizens Bank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., MUFG Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, Truist Securities, Inc. and Wells Fargo Securities LLC, as syndication agents, joint lead arrangers and joint book runners, Industrial and Commercial Bank of China, Ltd., New York Branch, Sumitomo Mitsui Banking Corporation and ING Capital LLC, as documentation agents, BofA Securities, Inc., as joint lead arranger and joint book runner, and Bank of America, N.A., as administrative agent and a letter of credit issuer (as amended and restated on August 7, 2025, the “Credit Facility”). The Credit Facility provides for a revolving credit tranche of $2.0 billion and a term loan tranche in the initial principal amount of $1.63 billion, which amounts may be increased by an additional $1 billion pursuant to an accordion feature plus, after giving effect to such $1.0 billion increase, such additional amount as would not cause the total debt ratio to exceed on a pro forma basis 2.50 to 1.00. The term loan is payable on the last business day of March, June, September and December in an amount equal to two percent (2%) of the outstanding principal amount of the term loan outstanding on August 7, 2025 (subject to adjustments in respect of any prepayments and any increase of the facility). The Credit Facility matures on August 7, 2030. The borrowers may at any time (but not more than twice in any calendar quarter) request an optional increase of the aggregate commitment amount for the revolving commitment and/or the term loan commitment, with all such commitment increases not to exceed $1 billion, provided certain conditions are satisfied. As of September 30, 2025, the outstanding loan amount under the Credit Facility was $2,752 million. Proceeds from the Credit Facility may be used to refinance existing debt, for working capital, for purchase of container equipment and for general corporate purposes (including the payment of dividends to its shareholders).

Borrowings under the Credit Facility bear interest at a rate equal to an applicable margin plus either (a) in respect of alternate base rate loans, a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A., (2) the U.S. federal funds rate plus 0.5% and (3) Daily Simple SOFR plus 1.0% or (b) in respect of Daily Simple SOFR loans, Daily Simple SOFR for the relevant date of determination. The applicable base rate margin in respect of alternate base rate loans is between 0.25% and 0.625% and the applicable margin in respect of Daily Simple SOFR loans is between 1.250% and 1.625%, in each case based on the rating assigned by Standard & Poor’s Rating Services with respect to Triton. Under certain circumstances (including Daily Simple SOFR ceasing to be quoted), the Credit Facility provides for the substitution of the Daily Simple SOFR rate with a successor rate and to make conforming changes to the Credit Facility in a manner substantially consistent with market practice or, if market practice is not administratively feasible, as otherwise reasonably determined by the administrative agent.

Under the Credit Facility, the Triton Credit Facility Parties will be required to maintain a total debt ratio (the ratio of total consolidated debt to consolidated tangible net worth), at all times, not to exceed 4.0 to 1.0, a minimum interest coverage ratio of not less than 1.25 to 1.0 for the most recent six consecutive fiscal quarters then ending, and an unencumbered assets coverage ratio, at all times, of not less than 1.20 to 1.0.

The Credit Facility contains customary representations and warranties and affirmative and negative covenants (with customary exceptions, materiality qualifiers and limitations), including limitations on TCIL’s and TALICC’s and their restricted subsidiaries’ ability to, among other things: incur additional indebtedness; pay dividends and other restricted payments; create liens on assets; undertake mergers, consolidations, and disposition of all or substantially all assets, or engage in certain transactions with affiliates; or change in the business conducted, as well as customary events of default. The obligations of the Triton Credit Facility Parties under the Credit Facility are unsecured.

Asset-Backed Securitizations

TIF Funding LLC/TCIL Funding I LLC Warehouse

On December 13, 2018, TIF Funding LLC, a wholly owned subsidiary of TCIL (“TIF”), entered into a Loan and Security Agreement among TIF, as borrower, the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, and Wilmington Trust, National Association as collateral agent and securities intermediary (the “TIF Warehouse”), providing for an aggregate $1.125 billion revolving credit facility which may be increased to an aggregate amount not to exceed $1.625 billion, subject to lender consent and the satisfaction of certain other conditions. On November 20, 2025, TCIL Funding I LLC, a wholly owned subsidiary of TCIL, joined the TIF Warehouse as an additional borrower. Proceeds from the facility may be used for the acquisition or refinancing of eligible containers and general corporate purposes of the borrowers, including the distribution of dividends, repayment of debt, and paying costs relating to the facility. The facility matures in November of 2032.

The TIF Warehouse is subject to an asset base test applicable to each borrower and is available to each borrower in an amount equal to the lesser of (I) the available commitments to such borrower thereunder and (II) the excess of (1) the sum of (a) the product of (i) an advance rate of 80% (which, after the conversion date (November 20, 2028 or earlier if an early amortization event occurs), shall decrease by 0.125% monthly), multiplied by (ii) the sum of (A) the aggregate net book value of all of such borrower’s eligible containers, plus (B) up to such borrower’s receivables threshold (an amount equal to the lesser of $5.5 million and 0.55% of the aggregate net book value of all of such borrower’s eligible containers) of any receivables resulting from the sale or other disposition of eligible containers that were either owned by such borrower or subject to a finance lease for which such borrower is the lessor, so long as such receivables were not outstanding for more than 60 days, plus (b) the amounts on deposit in such borrower’s restricted cash account, over (2) an amount equal to the sum of (a) such borrower’s aggregate manufacturer debt (a current account payable of such borrower) incurred by such borrower in connection with the acquisition of containers with respect to all of such borrower’s containers included in the calculation of the amount set forth in clause (1) above and (b) the product of then-applicable advance rate multiplied by such borrower’s outstanding deferred revenue liability resulting from lease prepayments with respect to such borrower’s containers.

Borrowings under the TIF Warehouse bear interest at a rate equal to an applicable margin plus, at each borrower’s option, either (a) a base rate determined for each day by reference to the higher of (1) the prime rate of Wells Fargo Bank, National Association, as administrative agent (2) the U.S. federal funds rate plus 0.5% and (3) SOFR plus 1.0% or (b) SOFR for each day in the relevant interest period. The applicable margin in respect of all loans is 1.50% prior to November 20, 2028 and 2.50% on and after November 20, 2028 (or earlier if an early amortization event occurs). Under certain circumstances (including SOFR ceasing to be available), the facility provides for the substitution of the SOFR rate with an alternate benchmark rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time.

The TIF Warehouse contains negative and affirmative covenants, representations and warranties and events of default that are customary for facilities of this type, all of which are subject to various exceptions and qualifications.

TIF Funding II LLC

On August 26, 2020, TIF Funding II LLC, a wholly owned subsidiary of TCIL (“TIF II”), entered into an Indenture (the “TIF II Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

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Pursuant to the TIF II Indenture and the Series 2020-1 Supplement to the TIF II Indenture, dated as of August 26, 2020 (the “TIF II Series 2020-1 Supplement”), TIF II issued the following series of asset-backed notes: (i) $298.2 million of 2.09% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in August 2045 and (ii) $14.7 million of 3.82% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in August 2045 (the “TIF II Series 2020-1 Notes”). The initial principal amount of the TIF II Series 2020-1 Notes is expected to fully amortize on an incremental monthly basis by February 2028. If the TIF II Series 2020-1 Notes are not repaid in full by February 2028, it will trigger an early amortization event and an increase in the annual note interest rate applicable to each class of the TIF II Series 2020-1 Notes of 4.00%. Interest and scheduled principal on the TIF II Series 2020-1 Notes is payable monthly on the twentieth day of each month.

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Pursuant to the TIF II Indenture and the Series 2021-1 Supplement to the TIF II Indenture, dated as of February 3, 2021 (the “TIF II Series 2021-1 Supplement” and, together with the TIF II Series 2020-1 Supplement, the “TIF II Series Supplements”), TIF II issued the following series of asset-backed notes: (i) $479.1 million of 1.65% Fixed Rate Asset-Backed Notes, Series 2021-1, Class A due in February 2046 and (ii) $23.8 million of 2.54% Fixed Rate Asset-Backed Notes, Series 2021-1, Class B due in February 2046 (the “TIF II Series 2021-1 Notes” and, together with the TIF II Series 2020-1 Notes, the “TIF II Notes”). The initial principal amount of the TIF II Series 2021-1 Notes will amortize on an incremental monthly basis until August 2028, after which available funds will be applied on each payment date to pay principal of the TIF II Series 2021-1 Notes until the TIF II Series 2021-1 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the TIF II Series 2021-1 Notes is payable monthly on the twentieth day of each month.

Each series of TIF II Notes is secured by a pledge of certain series-specific assets of TIF II. The TIF II Indenture and the TIF II Series Supplements contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

TIF Funding III LLC

On April 3, 2024, TIF Funding III LLC, a wholly owned subsidiary of TCIL (“TIF III”), entered into an Indenture (the “TIF III Indenture”) providing for the issue and sale of one or more series of secured notes.

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Pursuant to the TIF III Indenture and the Series 2024-1 Supplement to the TIF III Indenture, dated as of April 3, 2024 (the “TIF III Series 2024-1 Supplement”), TIF III issued the following series of secured notes: (i) $375.2 million of 5.48% Fixed Rate Notes, Series 2024-1, Class A due in April 2049,

(ii) $40.7 million of 5.58% Fixed Rate Notes, Series 2024-1, Class B due in April 2049 and (iii) $34.1 million of 6.31% Fixed Rate Notes, Series 2024-1, Class C due in April 2049 (collectively, the “TIF III Series 2024-1 Notes”). The initial principal amount of the TIF III Series 2024-1 Notes will amortize on an incremental monthly basis until October 2031, after which available funds will be applied on each payment date to pay principal of the TIF III Series 2024-1 Notes until the TIF III Series 2024-1 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the TIF III Series 2024-1 Notes is payable monthly on the twentieth day of each month.

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Pursuant to the TIF III Indenture and the Series 2024-2 Supplement to the TIF III Indenture, dated as of July 8, 2024 (the “TIF III Series 2024-2 Supplement” and, together with the TIF III Series 2024-1 Supplement, the “TIF III Series Supplements”), TIF III issued the following series of secured notes: (i) $289.7 million of 5.54% Fixed Rate Notes, Series 2024-2, Class A due in July 2049, (ii) $31.1 million of 5.78% Fixed Rate Notes, Series 2024-2, Class B due in July 2049 and (iii) $31.1 million of 6.27% Fixed Rate Notes, Series 2024-2, Class C due in July 2049 (the “TIF III Series 2024-2 Notes” and, together with the TIF III Series 2024-1 Notes, the “TIF III Notes”). The initial principal amount of the TIF III Series 2024-2 Notes will amortize on an incremental monthly basis until February 2032, after which available funds will be applied on each payment date to pay principal of the TIF III Series 2024-2 Notes until the TIF III Series 2024-2 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the TIF III Series 2024-2 Notes is payable monthly on the twentieth day of each month.

Each series of TIF III Notes is secured by a pledge of certain series-specific all of the assets of TIF III. The TIF III Indenture and the related TIF III Series Supplements contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

Triton Container Finance IX LLC

On June 24, 2025, Triton Container Finance IX LLC, a wholly owned subsidiary of TCIL (“TCF IX”), entered into an Indenture (the “TCF IX Indenture”) providing for the issue and sale of one or more series of secured notes.

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Pursuant to the TCF IX Indenture and the Series 2025-1 Supplement to the TCF IX Indenture, dated as of June 24, 2025 (the “TCF IX Series 2025-1 Supplement”), TCF IX issued the following series of secured notes: (i) $260 million of 5.43% Fixed Rate Notes, Series 2025-1, Class A due in June 2050, (ii) $20 million of 5.63% Fixed Rate Notes, Series 2025-1, Class B due in June 2050 and (iii) $20 million of 6.21% Fixed Rate Notes, Series 2025-1, Class C due in June 2050 (the “TCF IX Series 2025-1 Notes”). The initial principal amount of the TCF IX Series 2025-1 Notes will amortize on an incremental monthly basis until January 2033, after which available funds will be applied on each payment date to pay principal of the TCF IX Series 2025-1 Notes until the TCF IX Series 2025-1 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the TCF IX Series 2025-1 Notes is payable monthly on the twentieth day of each month.

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The TCF IX Series 2025-1 Notes are secured by a pledge of certain series-specific assets of TCF IX. The TCF IX Indenture and the TCF IX Series 2025-1 Supplement contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

TAL Advantage VII LLC

On September 21, 2020, TAL Advantage VII LLC, a wholly owned subsidiary of TCIL (“TAL VII”), entered into an Indenture (the “TAL VII Indenture”) providing for the issue and sale of one or more series of asset-backed notes.

•	Pursuant to the TAL VII Indenture and the Series 2020-1 Supplement to the TAL VII Indenture, dated as of September 21, 2020 (the “TAL VII Series 2020-1 Supplement”), TAL VII issued the following series of asset-backed notes: (i) $595.5 million of 2.05% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in September 2045, and (ii) $38.9 million of 3.29% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in September 2045 (the “TAL VII Series 2020-1 Notes”). The initial principal amount of the TAL VII Series 2020-1 Notes will amortize on an incremental monthly basis until March 2027, after which available funds will be applied on each payment date to pay principal of the TAL VII Series 2020-1 Notes until the TAL VII Series 2020-1 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the TAL VII Series 2020-1 Notes is payable monthly on the twentieth day of each month.

The TAL VII Series 2020-1 Notes are secured by a pledge of all certain series-specific assets of TAL VII. The TAL VII Indenture and the TAL VII Series 2020-1 Supplement contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

GCI Funding I LLC

On July 1, 2025, we completed the acquisition of GCI, which, upon the closing of the acquisition, became a wholly owned subsidiary of TCIL. On October 29, 2020, GCI Funding I LLC, a wholly owned subsidiary of GCI (“GCI I”), entered into an Indenture (the “GCI Indenture”) providing for the issuance and sale of one or more series of asset-backed notes.

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Pursuant to the GCI Indenture and the Series 2020-1 Supplement to the GCI Indenture, dated as of October 29, 2020 (the “GCI Series 2020-1 Supplement”), GCI I issued the following series of asset-backed notes: (i) $232.8 million of 2.82% Fixed Rate Asset-Backed Notes, Series 2020-1, Class A due in October 2045 and (ii) $11.8 million of 3.81% Fixed Rate Asset-Backed Notes, Series 2020-1, Class B due in October 2045 (the “GCI I Series 2020-1 Notes”). The initial principal amount of the GCI I Series 2020-1 Notes is expected to fully amortize on an incremental monthly basis by October 2030, if not pre-paid before then. Interest and scheduled principal on the GCI I Series 2020-1 Notes is payable monthly on the eighteenth day of each month.

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Pursuant to the GCI Indenture and the Series 2021-1 Supplement to the GCI Indenture, dated as of June 18, 2021 (the “GCI Series 2021-1 Supplement” and, together with the GCI Series 2020-1 Supplement, the “GCI Series Supplements”), GCI I issued the following series of asset-backed notes: (i) $241 million of 2.38% Fixed Rate Asset-Backed Notes, Series 2021-1, Class A due in June 2046 and (ii) $12 million of 3.04% Fixed Rate Asset-Backed Notes, Series 2021-1, Class B due in June 2046 (the “GCI I Series 2021-1 Notes” and, together with the GCI I Series 2020-1 Notes, the “GCI Notes”). The initial principal amount of the GCI I Series 2021-1 Notes will amortize on an incremental monthly basis until June 2028, after which available funds will be applied on each payment date to pay principal of the GCI I Series 2021-1 Notes until the GCI I Series 2021-1 Notes are paid in full, if not pre-paid in full before then. Interest and scheduled principal on the GCI I Series 2020-1 Notes is payable monthly on the eighteenth day of each month.

The GCI Notes are secured by a pledge of all of the assets of GCI I. The GCI Indenture and the GCI Series Supplements contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default for debt securities of this type, which are subject to various exceptions and qualifications.

DESCRIPTION OF NOTES

We have summarized the provisions of the Notes and the Indenture below. The Notes constitute senior debt securities of TCIL and TALICC described in the accompanying prospectus. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the senior debt securities of TCIL and TALICC under the caption “Description of Debt Securities of TCIL and TALICC” in the accompanying prospectus.

General

Triton Container International Limited (“TCIL”) and TAL International Container Corporation (“TALICC”) as co-issuers (together, the “Issuers” and each an “Issuer”), will issue $600,000,000 aggregate principal amount of 5.150% Senior Notes due 2033 (the “Notes”). The Notes will be issued as a separate series of senior debt securities under an indenture to be dated as of January 21, 2026 by and among the Issuers, Triton International Limited, as guarantor (the “Parent Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”) as amended by a first supplemental indenture to be dated as of January 21, 2026 by and among the Issuers, the Parent Guarantor and the Trustee (as so amended, the “Indenture”).

The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions of certain terms therein. The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and copies of the Indenture and the Notes are available upon request to the Issuers. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Notes” section, “we,” “us” and “our” mean the Issuers and their subsidiaries.

The Indenture does not limit the amount of debt securities that the Issuers may issue thereunder and provides that debt securities may be issued from time to time in one or more series. The Issuers may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities with the same terms as the Notes (except for the issue date and, in some cases, the public offering price and the amount and date of the first interest payment) and ranking equally and ratably with the Notes offered hereby (the “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes. Unless the context otherwise requires, for all purposes of the Indenture and the Parent Guarantee and this “Description of Notes,” references to the Notes include any Additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated corporate trust office of the Trustee).

The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Brief Description of the Notes and the Parent Guarantee

The Notes will be unsecured senior obligations of the Issuers. The Notes will mature on February 15, 2033. Each Note will bear interest at 5.150% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on or immediately preceding the interest payment date on February 15 and August 15 of each year, commencing August 15, 2026. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.

The Notes will:

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be senior unsecured obligations of the Issuers, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Issuers and senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	be effectively subordinated to any existing or future Indebtedness of the Issuers secured by Liens on assets of the Issuers to the extent of the value of the assets securing such Indebtedness; and

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be structurally subordinated to any existing or future Indebtedness of, and other obligations of, the Issuers’ Subsidiaries (other than TALICC), none of which guarantee the Notes, with respect to the assets held by such non-guarantor Subsidiaries.

The Parent Guarantor will irrevocably and unconditionally guarantee (the “Parent Guarantee”), on a senior unsecured basis, the performance and full and punctual payment of all obligations of the Issuers under the Indenture and the Notes, whether at Stated Maturity, by acceleration or otherwise, and whether for payment of principal of, premium, if any, or interest on, the Notes, expenses, indemnification or otherwise (all such obligations being herein called the “Guaranteed Obligations”), on the terms set forth in the Indenture.

The Parent Guarantee will be a continuing guarantee and shall:

(1) remain in full force and effect until payment in full of all Guaranteed Obligations;

(2) be binding upon the Parent Guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

The Parent Guarantor will agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee will:

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be a senior unsecured obligation of the Parent Guarantor, ranking equal in right of payment with all other existing and future unsubordinated Indebtedness of the Parent Guarantor and senior in right of payment to all existing and future subordinated Indebtedness of the Parent Guarantor;

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be effectively subordinated to any existing or future Indebtedness of the Parent Guarantor secured by Liens on assets of the Parent Guarantor to the extent of the value of the assets securing such Indebtedness; and

•	be structurally subordinated to any existing or future Indebtedness and other obligations of the Parent Guarantor’s Subsidiaries (other than the Issuers), none of which guarantee the Notes.

None of the Issuers’ Subsidiaries will guarantee the Notes. A significant portion of the operations of the Issuers is conducted through their Subsidiaries. Unless a Subsidiary guarantees the Notes, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the Notes. The Notes, therefore, will be structurally subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuers (other than TALICC), none of which guarantee the Notes. For the nine months ended September 30, 2025, the Issuers’ Subsidiaries (other than TALICC) had revenues of $0.4 billion (representing 38% of our total revenues) and, as of September 30, 2025, held $3.5 billion of assets (representing 35% of our total assets).

As of September 30, 2025:

•

the Issuers had $4,552 million of unsecured Indebtedness outstanding, including $1,597 million under the term loan tranche and $1,155 million under the revolving credit tranche of our Credit Facility and $1,800 million of senior unsecured notes; and the Issuers had the ability to borrow an additional $845 million of unsecured indebtedness under the revolving credit tranche of our Credit Facility; the Issuers had no secured indebtedness outstanding;

•	the Parent Guarantor had no indebtedness outstanding, other than its guarantee of our Credit Facility and the outstanding senior unsecured notes; and

•

the Issuers’ Subsidiaries (other than TALICC), none of which guarantee the Notes, had $2.3 billion of Indebtedness and other liabilities (including trade payables) outstanding (excluding intercompany liabilities), all of which are structurally senior to the Notes with respect to the assets held by such Subsidiaries.

The Indenture will not limit the incurrence of unsecured Indebtedness or the issuance of any Preferred Stock by the Issuers and their respective Subsidiaries. Although the Indenture will limit the incurrence of Secured Indebtedness by the Issuers and their respective Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. See “—Certain Covenants—Limitation on Liens.” The Indenture will not limit in any manner the incurrence of Indebtedness, including Secured Indebtedness, or the issuance of any Preferred Stock by the Parent Guarantor.

Optional Redemption

Prior to December 15, 2032 (the date that is two months prior to the maturity date) (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of

Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

Notwithstanding the foregoing, in connection with any tender for the Notes, if holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any other Person making such tender offer, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any redemption or notice described above may, at the Issuers’ discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, the notice of such redemption shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such notice may be rescinded and the redemption terminated in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption so long as (i) the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, premium, if any, plus accrued and unpaid interest (if any) on, the Notes to be redeemed and (ii) any conditions precedent to such redemption have been satisfied or waived by the Issuers in their sole discretion.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “—Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control Triggering Event with respect to the Notes the terms of any Indebtedness of the Issuers restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing or sending electronically of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control Triggering Event, the Issuers shall:

(1)

repay in full all such Indebtedness or, if doing so will allow the purchase of such Notes, offer to repay in full all such Indebtedness and repay all Indebtedness of each lender who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing such Indebtedness to permit the repurchase of such Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

Within 30 days following any Change of Control Triggering Event with respect to the Notes, except to the extent that the Issuers have exercised their right to redeem such Notes as described under “—Optional Redemption,” the Issuers shall mail or send electronically a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)

that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4)	the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event with respect to the Notes if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

This Change of Control Triggering Event repurchase provision is a result of negotiations between the Issuers and the underwriters. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers’ capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under our Credit Facility. Future Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the Notes upon a change of control triggering event.”

The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuers and their respective Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuers and their respective Subsidiaries taken as a whole to another Person may be uncertain.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture.

Limitation on Liens. Except as provided below, the Issuers will not at any time, and will not permit any of their respective Restricted Subsidiaries at any time to, pledge or otherwise subject to any Lien any of their property or assets to secure Indebtedness for borrowed money without thereupon expressly securing the due and punctual payment of the principal of (and premium, if any, on) and the interest on the Notes equally and ratably with (or prior to) any and all other Indebtedness secured by such Lien, so long as any such other Indebtedness shall be so secured, and the Issuers covenant that if and when any such Lien is created, the Notes will be so secured thereby; provided, however, that this limitation shall not apply to:

(1) Liens in existence on the Issue Date;

(2) Liens securing Indebtedness which at the time of incurrence of such Indebtedness, together with all other Indebtedness incurred under this clause (2), shall not exceed 20% of Consolidated Net Tangible Assets;

(3) Liens securing inter-company Indebtedness in favor of any Issuer, the Parent Guarantor or any Subsidiary of any Issuer;

(4) Liens on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or the cost of construction or improvement of property or to secure any Indebtedness Incurred prior to, at the time of, or within 365 days (or in the case Container Equipment, 18 months) after, the acquisition, construction or improvement thereof for the purpose of financing all or any part of the purchase price, construction or improvement thereof;

(5) Liens on any property or assets (including cash) of any Issuer or any Subsidiary of any Issuer to secure Hedging Obligations;

(6) Liens resulting from deposits made with or security given in the ordinary course of business to any governmental agency or other body created or approved by law or governmental regulation in order to enable any Issuer or any of their respective Subsidiaries to maintain self-insurance, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposits of assets of any Issuer or any of their respective Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by any Issuer or any of their respective Subsidiaries from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against any Issuer or any of their respective Subsidiaries;

(7) Liens or charges incurred or deposits made in the ordinary course of business to secure performance of letters of credit, bids, tenders, appeal and performance bonds;

(8) A banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of any Issuer or any of their respective Restricted Subsidiaries in the ordinary course of business on moneys of any Issuer or any of their respective Restricted Subsidiaries deposited with such lender or holder in the ordinary course of business;

(9) Liens securing any Indebtedness of any Issuer or any of their respective Restricted Subsidiaries provided that, at the time of the Incurrence of such Indebtedness, the Unencumbered Assets Coverage Ratio test under the Credit Facility, as in effect at the time of such Incurrence, shall be satisfied on a pro forma basis after giving effect to such Incurrence of such Indebtedness; and

(10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (9) inclusive or this clause (10); provided, however, that such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien or Liens extended, renewed or replaced (plus improvements on such property).

With respect to clause (9) above, the Unencumbered Assets Coverage Ratio test shall be such test as it (including the defined terms used therein) may be amended under the Credit Facility from time to time, provided that if at any time the Credit Facility has been terminated and is no longer in effect or the Credit Facility has been amended such that it no longer includes the Unencumbered Assets Coverage Ratio test (such time, the “Applicable Time”), then the term “Unencumbered Assets Coverage Ratio” under the Indenture shall have the same meaning ascribed to “Unencumbered Assets Coverage Ratio” (including the defined terms used therein) in the Credit Facility as in effect immediately prior to the Applicable Time.

As of the date of this prospectus supplement, the Credit Facility provides that the Issuers and the Parent Guarantor will not permit the Unencumbered Assets Coverage Ratio to be less than 1.20 to 1.00 at any time. The Credit Facility requires the Unencumbered Assets Coverage Ratio to be tested as of the last day of each fiscal quarter of the Parent Guarantor and on the date of and after giving effect to any borrowing under the Credit Facility. The Credit Facility defines the “Unencumbered Assets Coverage Ratio” as the ratio of (a) the sum of the Net Book Value of Eligible Assets (as defined therein) of the Issuers, the Parent Guarantor and any other guarantor under the Credit Facility (collectively, “Loan Parties”) at such time to (b) the result of (i) the aggregate outstanding amount of unsecured Indebtedness (as defined therein) of the Loan Parties at such time (other than (x) Indebtedness consisting of Hedging Obligations (as defined therein) or (y) Indebtedness of any Loan Party owing solely to another Loan Party), minus (ii) all unencumbered and unrestricted cash held by the Loan Parties in accounts of the Loan Parties on such date of determination. As of September 30, 2025, after giving pro forma effect to this offering of Notes and the use of proceeds therefrom, the Unencumbered Assets Coverage Ratio under the Credit Facility would have been 1.35 to 1.00.

Reports and Other Information. At any time the Issuers are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall file with the SEC, on a consolidated or combined basis, all annual reports, periodic reports and other documents and information that they are required to file with the SEC pursuant to rules and regulations and within the time periods promulgated by the SEC under Section 13 or 15(d) of the Exchange Act, and the Issuers shall provide the Trustee with copies thereof within 15 days after they file such reports, documents and other information with the SEC unless they are publicly available on the SEC’s

EDGAR system (it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC). At any time the Issuers are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall either provide to the Trustee or post on the Parent Guarantor’s primary website or any other publicly available website (which may be password protected and available to only beneficial holders of the Notes and any prospective investor in the Notes upon request) the following documents:

(i)

within 90 days after the end of each fiscal year of the Issuers, a consolidated or combined balance sheet as of the end of the two most recent fiscal years and a consolidated or combined statement of operations, statement of comprehensive income, statement of shareholders’ equity and statement of cash flows, in each case, for each of the three most recent fiscal years, all in reasonable detail, audited and accompanied by a report and opinion of an internationally recognized firm of auditors, and accompanied by a brief description of the business of the Issuers and their Subsidiaries and a Management’s Discussion and Analysis of Financial Condition and Results of Operations section, in each case, customarily included in annual reports on Form 10-K (or, if the Issuers are foreign private issuers, on Form 20-F); and

(ii)

within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuers, a consolidated or combined balance sheet as of the end of the most recent fiscal quarter and most recent fiscal year, and a consolidated or combined statement of operations, statement of comprehensive income, statement of shareholders’ equity and statement of cash flows, in each case, for the three-, six- or nine-month period, as the case may be, ended for such fiscal quarter and the comparable prior year period, accompanied by a brief description of the business of the Issuers and their Subsidiaries and a Management’s Discussion and Analysis of Financial Condition and Results of Operations section, in each case, customarily included in quarterly reports on Form 10-Q (or, if the Issuers are foreign private issuers, on Form 6-K);

it being understood that the Trustee shall have no responsibility whatsoever to determine whether any posting of the above information have been made.

So long as (i) the Parent Guarantor’s guarantee of the Guaranteed Obligations under the Indenture is in effect or (ii) in the event that any direct or indirect parent of the Issuers is or becomes a guarantor of the Guaranteed Obligations, the Issuers may satisfy their obligations described above with respect to the reports described in first paragraph of this covenant relating to the Issuers by filing with the SEC or furnishing such reports relating to the Parent Guarantor, or to such direct or indirect parent, as applicable, in the same manner the Issuers are permitted; provided that if the Parent Guarantor, or such direct or indirect parent, owns any Subsidiaries, other than the Issuers and their respective Subsidiaries, that have assets or operations that are not insignificant, then such reports shall be accompanied by consolidating information that explains in reasonable detail the differences between the financial information relating to such other Subsidiaries of the Parent Guarantor (or such direct or indirect parent), on the one hand, and the financial information relating to the Parent Guarantor (or such direct or indirect parent) and the Issuers and their respective Subsidiaries, on the other hand.

Delivery of reports, information and documents to the Trustee under the Indenture is for informational purposes only and Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein including the Issuers’ compliance with any of their covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no duty to review or analyze reports delivered to it. Upon request of the Trustee, the Issuers shall provide the Trustee with copies of any reports, information or documents posted to any non-public and/or password protected website.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture will provide that neither any Issuer nor the Parent Guarantor may, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Issuer or the

Parent Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person (including, in each case, pursuant to a Delaware LLC Division) unless:

(1) such Issuer or the Parent Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, Delaware LLC Division, winding up or conversion (if other than an Issuer or the Parent Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of Bermuda, the United States, any state thereof, the District of Columbia, any territory of the United States, any country that is a member of the European Union or the Organization for Economic Co-operation and Development (“OECD”) or Singapore (such Issuer, the Parent Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person, if not an Issuer, is not a corporation or a Bermuda company, a co-obligor of the Notes is a corporation or a Bermuda company;

(2) the Successor Company (if other than an Issuer or the Parent Guarantor) expressly assumes all the obligations of such Issuer or the Parent Guarantor under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by the Successor Company at the time of such transaction) no Default shall have occurred and be continuing; and

(4) such Issuer or the Parent Guarantor, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than an Issuer or the Parent Guarantor) will succeed to, and be substituted for, such Issuer or the Parent Guarantor, as applicable, under the Indenture and the Notes, and in such event such Issuer or the Parent Guarantor, as applicable, will automatically be released and discharged from its obligations under the Indenture and the Notes. This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among any of the Issuers, their Restricted Subsidiaries and the Parent Guarantor.

Defaults

An Event of Default will be defined in the Indenture with respect to the Notes as:

(1) a default in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days,

(2) a default in the payment of principal or premium, if any, of any Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) (i) failure by the Issuers for 90 days after receipt of written notice from the Trustee or holders of Notes to comply with any of their obligations described in “—Certain Covenants—Reports and Other Information” and (ii) the failure by the Issuers for 60 days after receipt of written notice from the Trustee or holders of Notes to comply with their other agreements contained in the Notes or the Indenture,

(4) the failure by the Issuers or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to any Issuer, any Subsidiary of any Issuer or the Parent Guarantor) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $250.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5) certain events of bankruptcy, insolvency or reorganization of any Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(6) failure by any Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $250.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof (the “judgment default provision”), or

(7) the Parent Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Parent Guarantor denies or disaffirms its obligations under the Indenture or the Parent Guarantee with respect to the Notes and such Default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (3) will not constitute an Event of Default until the Trustee notifies the Issuers in writing or the holders of 30% in principal amount of the outstanding Notes notify the Issuers and the Trustee in writing of the Default and the Issuers do not cure such Default within the time specified in clause (3) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of any Issuer) occurs with respect to the Notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders have offered and, if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2) holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3) such holders have offered and, if requested, provided, the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each holder of Notes notice of the Default within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interests of the holders of Notes. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuers are taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with respect to the Notes with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5) make any Note payable in money other than that stated in such Note,

(6) expressly subordinate the Notes or the Parent Guarantee to any other Indebtedness of the Issuers or the Parent Guarantor,

(7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes, or

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder of Notes, the Issuers and Trustee may amend the Indenture (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a Successor Company of the obligations of an Issuer under the Indenture and the Notes, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), (iv) to add a guarantee of the Notes by any Subsidiary of the Issuers or the Parent Guarantor, (v) to secure the Notes, (vi) to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, (vii) to make any change that does not adversely affect the rights of any holder of Notes in any material respect, (viii) to make certain changes to the Indenture to provide for the issuance of additional Notes and (ix) to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” section of this prospectus supplement to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the corresponding provision in this “Description of Notes.”

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuers are required to mail to the respective holders a notice briefly describing such amendment. However, the failure to give such notice to all holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Capital Stock or other equity interests in the Issuers or the Parent Guarantor, as such, will have any liability for any obligations of the Issuers or the Parent Guarantor under the Notes, the Indenture, the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to the mailing of a notice of redemption of Notes or between a record date and the relevant interest payment date. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that in respect of any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the holders and the Trustee at least two (2) Business Days prior to the redemption date);

(2) the Issuers have paid all other sums payable under the Indenture; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and Paying Agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control Triggering Event” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7) or (8) under “—Defaults.”

In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) the passage of 123 days after the deposit, during which 123-day period no default occurs under clause (6) under “—Defaults” with respect to any Issuer, which default is continuing at the end of such period, and (ii) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law); provided that in respect of any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption (and any such deficit shall be set forth in a written notice delivered to the holders and the Trustee at least two (2) Business Days prior to the redemption date). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture and has been appointed by the Issuers as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements and instruments made and to be performed wholly within said state.

Certain Definitions

“Additional Notes” has the meaning given to such term under the heading “General.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that, notwithstanding the foregoing, with respect to the Parent Guarantor, an Issuer or any Subsidiary of an Issuer, “Affiliate” shall not include any Person other than the Parent Guarantor and any Subsidiary of the Parent Guarantor, as applicable. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their respective Subsidiaries, taken as a whole, to a Person (other than to an Issuer, the Parent Guarantor, any Subsidiary of the Parent Guarantor or any Permitted Holder); or

(2) the consummation of any transaction (including, without limitation, any merger or consolidation, the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the

Exchange Act, or any successor provision), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than fifty percent (50%) of the total voting power of the Voting Stock of the Parent Guarantor (or, if applicable, a Successor Holding Company (as defined below)); or

(3) at any time, the Issuers cease to be directly or indirectly wholly-owned by the Parent Guarantor (except as permitted under the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”);

provided, that notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control solely as a result of (x) the Parent Guarantor becoming a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock or shares of such holding company immediately following that transaction are substantially the same as the holders of the Parent Guarantor’s Voting Stock immediately prior to that transaction (and such holders of Parent Guarantor’s Voting Stock immediately prior to such transaction would not have otherwise caused a Change of Control) or (y) immediately following that transaction no Person, other than a holding company satisfying the requirements of the preceding clause (x) and/or any of the Permitted Holders, is the beneficial owner of Voting Stock representing more than 50% of the voting power of such holding company (such an entity, a “Successor Holding Company”).

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of both (i) a Change of Control and (ii) a Ratings Decline, with respect to of the Notes, within 60 days after the earlier of (a) the occurrence of a Change of Control, (b) public notice of the occurrence of a Change of Control or (c) public notice by the Parent Guarantor and the Issuers of any of them entering into an agreement which would result in a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any such Rating Agency).

“Code” means the Internal Revenue Code of 1986, as amended.

“Container Equipment” means intermodal dry van and special purpose cargo containers, (including any generator sets or cooling units used with refrigerated containers, and any related spare parts, and any substitutions, additions or replacements for, to or of any such associated generator sets, gps units and refrigeration units) and all special purpose containers, open top containers, flat rack containers, bulk containers, cellular palletwide containers, rolltrailers and all other types of special containers and tank containers and chassis.

“Consolidated Net Tangible Assets” means the amount of total assets less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, unamortized debt discounts and expense and other like intangibles, in each case, of the Parent Guarantor and its consolidated Subsidiaries, all as set forth in the most recent balance sheet of the Parent Guarantor and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States; provided, that Consolidated Net Tangible Assets shall be calculated, at the election of the Parent Guarantor, after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

“Credit Facility” means the Twelfth Amended and Restated Credit Agreement, dated as of July 9, 2024, among, inter alios, the Issuers, as borrowers, the Parent Guarantor, as guarantor, the various lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, whether with the original administrative agent and lenders or other agents and lenders or otherwise.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Finance Lease” means any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any lease classified as an “operating lease” under GAAP.

“Finance Lease Obligation” means, at the time of any determination thereof, the amount in respect of a Finance Lease that would at such time be required to be reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the date of determination.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Finance Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the fair market value of such asset at such date of determination (as determined in good faith by the Issuers), and (b) the amount of such Indebtedness of such other Person.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB– (or the equivalent) by S&P, and BBB– (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of an Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by an Officer of each Issuer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.

“Parent Guarantee” means, with respect to the Notes, the guarantee by Parent Guarantor of the obligations of the Issuers under the Indenture and the Notes in accordance with the provisions of the Indenture.

“Parent Guarantor” means Triton International Limited, a Bermuda-exempted company, including its successors and assigns.

“Paying Agent” means an office or agency maintained by the Issuers pursuant to the terms of the Indenture, where Notes may be presented for payment.

“Permitted Holder” means (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation or Brookfield Infrastructure Fund V and any of their respective Affiliates, (b) any trust, fund, company, partnership, other co-investment vehicles or person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective Affiliates, or any direct or indirect Subsidiaries of any such trust, fund, company, partnership or person, (c) any underwriters in connection with a public offering of Voting Stock of the Parent Guarantor (or, if applicable, a Successor Holding Company), and (d), any employee benefit plan of the Parent Guarantor (or, if applicable, a Successor Holding Company) or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its Affiliates, constitute an additional Permitted Holder after such Change of Control.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers or any direct or indirect parent of the Issuers as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P, Moody’s or Fitch used by any substitute Rating Agency that may be selected by the Issuers in accordance with clause (2) of the definition of Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and – for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another substitute Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 10 days prior to the earlier of (a) the occurrence of a Change of Control, (b) public notice of the occurrence of a Change of Control or (c) public notice of the intention by the Issuers or the Parent Guarantor to effect a Change of Control.

“Ratings Decline” means, with respect to the Notes, (a) in the event that the Notes have an Investment Grade Rating by all three Ratings Agencies on the Rating Date, at least two of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, (b) in the event that the Notes have an Investment Grade Rating by two Ratings Agencies on the Rating Date, both such Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, or (c) in the event the Notes do not have an Investment Grade Rating by at least two Rating Agencies on the Rating Date, the rating of the Notes by at least two of the three Rating Agencies shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date; provided that, with respect to each of the preceding clauses (a), (b)

and (c), a Ratings Decline otherwise arising by virtue of a particular withdrawal, downgrade or decrease in rating shall not be deemed to have occurred in respect of a particular Change of Control event (and thus shall not be deemed a Ratings Decline for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the withdrawal, downgrade or decrease in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the withdrawal, downgrade or decrease in rating was the result, in whole or in part, of any event or circumstance comprised of, arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control event shall have occurred at such time). Promptly following the occurrence of any withdrawal, downgrade or decrease in rating described in any of the preceding clauses (a), (b) or (c) of this definition in connection with a Change of Control Triggering Event, if the Rating Agencies that have so withdrawn, downgraded or decreased their rating assigned to the Notes have not already done so, the Parent Guarantor or the Issuers shall request such Rating Agencies to announce or publicly confirm or inform the Trustee in writing whether such withdrawal, downgrade or decrease in rating is the result, in whole or in part, of any event or circumstance comprised of, arising as a result of, or in respect of, the applicable Change of Control event (whether or not the applicable Change of Control event shall have occurred at such time).

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiary shall mean any Restricted Subsidiary of any Issuer.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means any Restricted Subsidiary of any Issuer that would be a “Significant Subsidiary” of the Issuers on a consolidated basis within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuers that at the time of determination shall be designated an “Unrestricted Subsidiary” (or equivalent thereof) under the Credit Facility; and

(2) any Subsidiary of an Unrestricted Subsidiary.

If at any time the Credit Facility has expired or has been terminated and is no longer in effect or the Credit Facility has been amended such that it no longer includes the concept or the term “Unrestricted Subsidiary” (such time, the “UnSub Applicable Time”), the term Unrestricted Subsidiary shall mean (x) any Subsidiary of the Issuers that had been designated an “Unrestricted Subsidiary” (or the equivalent thereof) under the Credit Facility immediately prior to the UnSub Applicable Time, (y) any Subsidiary of the Issuers that is designated by the Issuers as an “Unrestricted Subsidiary” after the UnSub Applicable Time in accordance with the terms and conditions of the Credit Facility (other than giving notice to the administrative agent or any lender thereunder) as in effect immediately prior to the UnSub Applicable Time and (z) any Subsidiary of an Unrestricted Subsidiary described in the preceding clauses (x) and (y).

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Book Entry; Delivery and Form

Global Notes

The certificates representing the Notes will be represented by one or more global notes issued in fully registered form without coupons, except in the limited circumstances described below. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC, ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC, with respect to interests of DTC participants, and the records of DTC participants, with respect to other owners of beneficial interests in the global notes.

All interests in the global notes will be subject to the procedures and requirements of DTC. Those interests may also be subject to the procedures and requirements of the direct and indirect participants in DTC’s book entry system, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”).

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC notifies us that it is unwilling or unable to continue as depository for the global notes or DTC ceases to be a clearing agency registered as such under the Exchange Act if so required by applicable law or regulation, and no successor depository for the notes shall have been appointed within 90 days of such notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we, in our sole discretion, but subject to the procedures of DTC, execute and deliver to the trustee an order to the effect that the global notes shall be so exchangeable.

Upon any such exchange, we will execute and the trustee will authenticate and deliver certificated notes in exchange for interests in the global notes. We anticipate that those certificated notes will be registered in such names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

Book Entry System

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	“a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to DTC’s book entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors that are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, upon the issuance of each global note, DTC will credit, on its book entry registration and transfer system, the respective principal amounts of the notes represented by such global note to the accounts of participants. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants, including indirect participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants). Likewise, beneficial interests in global notes may only be transferred in accordance with DTC’s procedures, in addition to those provided for under the indenture and, if applicable, those of the applicable participants or indirect participants, including those of Euroclear and Clearstream.

So long as DTC or its nominee is the registered holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the related notes for all purposes under the indenture. Except as described in this prospectus supplement, owners of beneficial interests in the global notes will not be entitled to have the notes represented by such global notes registered in their names and will not receive or be entitled to receive physical delivery of certificated notes. In addition, owners of beneficial interests in the global notes will not be considered to be the owners or registered holders of the notes represented by those beneficial interests under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its beneficial interest, to exercise any right of a registered holder of notes. We understand that under existing industry practice, in the event that DTC is entitled to take any action as the registered holder of a global note, DTC would authorize its participants to take such action and that the participants would authorize owners of beneficial interests owning through such participants to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and premium, if any, and interest on notes represented by a global note registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of such global note. We expect that DTC or its nominee, upon receipt of any payment in respect of a global note, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

Trading

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds, while transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Any cross market transfer between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with its rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, such cross market transfers will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global note in DTC, and making or receiving payment in accordance with normal procedures for funds settlement applicable to DTC. Participants in Euroclear or Clearstream may not deliver instructions directly to the depositaries for Euroclear or Clearstream, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing a beneficial interest in a global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as applicable) immediately following DTC’s settlement date. Credit of such transfer of a beneficial interest in a global note settled during such processing day will be reported to the applicable Euroclear or Clearstream participant on that day. Cash received in Euroclear or Clearstream as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on DTC’s settlement date but will be available in the applicable Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although we believe that DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this subsection “Book Entry; Delivery and Form” concerning DTC, Euroclear and Clearstream and their respective book entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TAX CONSIDERATIONS

The following is a discussion of Bermuda and U.S. federal income tax considerations that may be relevant in connection with this offering.

Bermuda Tax Considerations

At the present time, except as noted below, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by holders of the Notes in respect of the Notes, other than holders of the Notes, if any, that are ordinarily resident in Bermuda.

We have obtained from the Bermuda Minister of Finance under the Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Our Bermuda-domiciled subsidiaries each pay annual Bermuda government fees.

The Corporate Income Tax Act 2023 (the “CITA”) of Bermuda became fully operative on January 1, 2025. The CITA implements a new corporate tax regime within the scope of the Base Erosion and Profit Shifting project undertaken by the Organization for Economic Co-operation and Development, under which participating jurisdictions agree to initiate a global minimum tax on certain Bermuda businesses forming part of large multi-national groups.

Subject to any available tax credits or other adjustments under the CITA, a corporate income tax of 15% (“CIT”) is chargeable to certain entities in respect of each fiscal year from January 1, 2025, on the net taxable income of any entity incorporated or formed, or which has a fixed place of business, in Bermuda, if such entity forms part of any group of entities affiliated through controlling interests which have at least one entity or permanent establishment that is not located in the jurisdiction of the ultimate parent entity, and where such group has an annual revenue of at least EUR 750 million in the consolidated financial statements (consolidated on a line-by-line basis) of the ultimate parent entity in at least two of the four fiscal years immediately preceding such fiscal year. As a result of the implementation of the CIT in Bermuda, we may incur an increase in tax liabilities and reporting and filing obligations and any entities subject to the CITA may be subject to the 15% CIT in connection with their purchase, ownership and disposition of the Notes.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes. This discussion is limited to holders who purchase the Notes for cash at original issue and at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Notes as capital assets within the meaning of Section 1221 of the Code. The following discussion does not address certain considerations that may apply to particular holders including, but not limited to, tax exempt entities, holders subject to the U.S. federal alternative minimum tax or Medicare contribution tax, U.S. expatriates, dealers in securities or currencies, traders in securities who elect to apply a mark to market method of accounting, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, governmental entities, partnerships or other pass through entities (or investors in such entities), U.S. holders whose “functional currency” is not the U.S. dollar and persons who hold the Notes in connection with a “straddle”, “hedging”, “conversion” or other risk reduction transaction. This discussion does not address the tax considerations relevant to holders of the Notes under any state, local or non U.S. tax laws or any other tax laws other than the U.S. federal income tax laws, or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

The discussion below is based upon the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), court decisions, revenue rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) currently in force, all as of the date of this offering, and all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. Consequently, prospective investors should consult their tax advisors as to the consequences of holding the Notes.

As used herein, the term “U.S. holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of Notes that is neither a U.S. holder nor a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Notes, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the Notes that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of holding and disposing of the Notes.

Prospective investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under any state, local, non-U.S. and other tax laws.

Effect of Co-Issuance and Source of Interest

Because the Notes are co-issued by the Issuers, each Issuer is liable for repayment of the Notes in their entirety. However, it is uncertain what portion of the proceeds from the issuance of the Notes will be borrowed by each Issuer and what portion of the interest will be paid by each Issuer. Under current U.S. federal income tax law, if a debt obligation has both U.S. and non-U.S. co-issuers, there is uncertainty as to the determination of the source of an interest payment on such debt obligation. Although the matter is not free from doubt, we intend to take the position that all the interest payments on a Note will be U.S. source. The remainder of this discussion assumes such treatment. There can be no assurance, however, that the IRS will not challenge this treatment, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the treatment of the Notes or the sourcing of the interest payments on the Notes. If the interest payments on the Notes were sourced in a different manner, the U.S. federal income tax consequences (including with respect to foreign tax credits) to a holder would be different than those described below. You should consult your own tax advisors as to the sourcing of interest payments on the Notes.

Characterization of the Notes

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Triggering Event”) we may be obligated to make payments on the Notes in excess of stated principal and interest. If (i) the exercise of the Issuers’ option to redeem the Notes is not remote and (ii) it is not significantly more likely than not that no Change of Control will occur, the Notes could be treated as contingent payment debt instruments for U.S. federal income tax purposes. We intend to take the position that the foregoing contingencies should not cause the Notes to be treated as contingent payment debt instruments. This position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Assuming such position is respected, a holder may be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the Notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity, to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of such a Note, and to recognize foreign currency exchange gain or loss with respect to such income. This disclosure assumes that the Notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Holders

Interest

Payments of stated interest on a Note generally will be includible in the gross income of a U.S. holder as ordinary interest income at the time the interest is received or accrued, depending on the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale and Disposition of the Notes

Upon the sale, exchange or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized (other than amounts attributable to accrued and unpaid stated interest, which, to the extent not previously included in income, will be taxable as ordinary interest income in accordance with the U.S. holder’s method of tax accounting as described above) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the amount paid for such Note.

Any gain or loss recognized by a U.S. holder on the sale, exchange or other disposition of a Note will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale or other disposition. In the case of an individual U.S. holder, any such long-term capital gain generally will be subject to preferential U.S. federal income tax rates if that U.S. holder satisfies certain prescribed minimum holding periods. The deductibility of capital losses is subject to significant limitations.

Information with Respect to Foreign Financial Assets

Certain owners of “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold), will generally be required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Such reporting requirement may also apply to certain non-individual holders. U.S. holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of Notes.

Non-U.S. Holders

Interest

Subject to the discussion of backup withholding and FATCA below, any payments of interest to a non-U.S. holder will generally not be subject to U.S. withholding tax, provided that:

•	The non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the TALICC’s stock;

•	The non-U.S. Holder is not a controlled foreign corporation related to TALICC through actual or constructive stock ownership;

•	Such interest payments are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business; and

•

The non-U.S. holder (i) provides to the applicable withholding agent its name, address and certain other information on IRS Form W-8BEN or W-8BEN-E, as applicable, and certifies under penalties of perjury that it is not a “United States person” within the meaning of the Code or (ii) holds its Notes through certain foreign intermediaries and certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the foregoing requirements, payments of such interest made to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax unless such non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction of the withholding tax under an income tax treaty, or (ii) IRS Form W-8ECI, stating that interest paid on a Note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and is includable in such holder’s gross income for the taxable year (as discussed below under “—United States Trade or Business”).

Sale and Disposition of the Notes

Subject to the discussion of backup withholding below, gain realized by a non-U.S. holder on its disposition of the Notes will generally not be subject to U.S. federal income tax, unless (1) the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (in which case such gain will be taxed as described below under “—United States Trade or Business”) or (2) the non-U.S. holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the Notes offered hereby is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment or fixed base to which the interest or gain is attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest and gain on a net basis in the same manner as if it were a U.S. holder. If interest received with respect to the Notes is taxable on a net basis, the 30% U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

U.S. Information Reporting and Backup Withholding

Payments to a U.S. holder of interest and proceeds from the sale, redemption or other disposition of a Note may be reported to the IRS unless such holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if such holder fails to timely provide an accurate taxpayer identification number or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns.

In general, payments to a non-U.S. holder in respect of the Notes offered hereby, and the amount of tax withheld, if any, with respect to such payments, will be reported annually to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides. Treasury Regulations provide that backup withholding and certain information reporting will not apply to payments of interest with respect to which either (i) the requisite certification that a non-U.S. holder is not a “United States person” (as described above under “—Non-U.S. Holders—Interest”) has been received or (ii) an exemption otherwise has been established, in each case provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the non-U.S. holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange or other disposition of a Note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a “United States person” that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Non-U.S. holders are urged to consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations.

Backup withholding is not an additional tax. A holder can claim a credit against its U.S. federal income tax liability for the amount of any backup withholding and a refund of any excess, provided such holder timely furnishes the required information to the IRS.

FATCA Withholding

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments on a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholding under FATCA also would have applied after December 31, 2018 to payments of gross proceeds from the sale or other disposition of a Note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Holders are urged to consult their own tax advisors regarding the potential application of withholding under FATCA to their ownership of the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$108,000,000
MUFG Securities Americas Inc.	108,000,000
SMBC Nikko Securities America, Inc.	108,000,000
Wells Fargo Securities, LLC	108,000,000
Citizens JMP Securities, LLC	42,000,000
Truist Securities, Inc.	42,000,000
Brookfield Securities LLC	16,500,000
Citigroup Global Markets Inc.	16,500,000
ICBC Standard Bank Plc	16,500,000
M&T Securities, Inc.	16,500,000
Academy Securities, Inc.	9,000,000
U.S. Bancorp Investments, Inc.	9,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.375% of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1,765,000 and are payable by us.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about January 21, 2026, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the first business day prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, until the Notes settle, without first obtaining the prior written consent of representatives of the underwriters, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of TCIL, TALICC or Triton. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Conflicts of Interest

Brookfield Securities LLC, a co-managing underwriter of the Notes, is an affiliate of ours, and therefore has a “conflict of interest” as defined in FINRA Rule 5121. Additionally, affiliates of certain of the underwriters are agents and/or lenders under our Credit Facility and therefore will receive net proceeds from this offering since we are applying a portion of the net proceeds from this offering to repay outstanding borrowings under the revolving credit tranche of our Credit Facility. To the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. None of TCIL, TALICC or the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. None of TCIL, TALICC or the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the Notes offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to TCIL, TALICC or the Parent Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Bermuda

The Notes may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed or acquired pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products”

(as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to any term as defined in the SFA, or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (“FIEA”) and accordingly the underwriters have acknowledged and agreed that they will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the Notes and the Parent Guarantee offered hereby and certain other legal matters will be passed upon for us by Appleby (Bermuda) Limited and Mayer Brown LLP. The validity of the Notes and the Parent Guarantee offered hereby and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and the registration statement of which it forms a part, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Triton International Limited and its subsidiaries for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP (KPMG), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus supplement and the registration statement of which it forms a part.

Prospectus

$3,000,000,000

TRITON INTERNATIONAL LIMITED

Preference Shares

Debt Securities

Guarantees of Debt Securities

TRITON CONTAINER INTERNATIONAL LIMITED

Debt Securities

Guarantees of Debt Securities

TAL INTERNATIONAL CONTAINER CORPORATION

Debt Securities

Guarantees of Debt Securities

Triton International Limited, an exempted company limited by shares formed under the laws of Bermuda (“Triton”), may offer, issue and sell, together or separately, from time to time:

•	preference shares, which may be issued in one or more series; and

•

debt securities, which may be issued in one or more series, may be senior debt securities or subordinated debt securities and may be guaranteed by Triton Container International Limited, an exempted company limited by shares formed under the laws of Bermuda and wholly-owned subsidiary of Triton (“TCIL”), and/or TAL International Container Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL (“TALICC”).

TCIL and TALICC may offer, issue and sell from time to time debt securities, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, may be issued in one or more series, may be senior debt securities or subordinated debt securities and will be fully and unconditionally guaranteed by Triton.

When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 7 of this prospectus, as well as those risk factors incorporated by reference into this prospectus and contained in any accompanying prospectus supplement.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2025

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the term “Triton” refers to Triton International Limited, and references to the “Company,” “we,” “our” and “us” refer to Triton International Limited and its consolidated subsidiaries, including TCIL and TALICC, unless otherwise specified or the context otherwise requires.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, as amended. This prospectus does not need to be filed with the Registrar of Companies in Bermuda (the “RoC”) in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Bermuda Companies Act”) as Part III of the Bermuda Companies Act does not apply to exempted companies and the Company is an exempted company.

The Bermuda Beneficial Ownership Act 2025 (the “BO Act”) came into operation on 3 November 2025. A legal person whose shares or interest are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law) is exempted from the application of the BO Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the preference shares, the debt securities and guarantees of debt securities described in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the preference shares, debt securities and guarantees of debt securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

Triton files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). TCIL and TALICC are not required under the Exchange Act to file annual, quarterly and current reports and other information with the SEC. Accordingly, TCIL and TALICC do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flow of TCIL and TALICC are consolidated into our financial statements. The assets, liabilities and results of operations of TCIL on a consolidated basis, which includes TALICC’s assets, liabilities and results of operations, are not materially different from corresponding amounts presented in our consolidated financial statements. Triton’s SEC filings are available to the public at the SEC’s website at www.sec.gov. Information about Triton is also available at our website at www.trtn.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement or the registration statement of which this prospectus forms a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

•

our Quarterly Reports on Form 6-K for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May  2, 2025, August  1, 2025 and November 6, 2025, respectively;

•	our Current Reports on Form 6-K, filed with the SEC on February 6, 2025, April 28, 2025, July 1, 2025, August 11, 2025 and August 22, 2025;

•

the description of our 8.50% Series A Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 15, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 8.00% Series B Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 7.375% Series C Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on November 7, 2019, and any amendment or report filed for the purpose of updating such description;

•

the description of our 6.875% Series D Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2020, and any amendment or report filed for the purpose of updating such description;

•

the description of our 5.75% Series E Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 18, 2021, and any amendment or report filed for the purpose of updating such description; and

•

the description of our 7.625% Series F Cumulative Redeemable Perpetual Preference Shares contained in our Registration Statement on Form 8-A, filed with the SEC on February 6, 2025, and any amendment or report filed for the purpose of updating such description.

All subsequent Annual Reports on Form 20-F, as applicable, and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of any offering of the securities described herein, are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished in accordance with SEC rules.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Triton International Limited

Victoria Place, 5th Floor, 31 Victoria Street,

Hamilton HM 10, Bermuda

Attn: Secretary

Telephone: (441) 294-8033

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, future costs, prospects, plans and objectives of management are forward-looking statements. The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” “think,” “plan,” “will,” “should,” “intend,” “seek,” “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:

•	decreases in the demand for leased containers;

•	decreases in market leasing rates for containers;

•	difficulties in re-leasing containers after their initial fixed-term leases;

•	our customers’ decisions to buy rather than lease containers;

•	increases in the cost of repairing and storing our off-hire containers;

•	our dependence on a limited number of customers and suppliers;

•	customer defaults;

•	decreases in the selling prices of used containers;

•	extensive competition in the container leasing industry;

•	risks stemming from the international nature of our businesses, including global and regional economic conditions and geopolitical risks, including international conflicts;

•	decreases in demand for international trade;

•	risks resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to, the impact of trade wars, duties and tariffs;

•	disruption to our operations from failures of, or attacks on, our information technology systems;

•	disruption to our operations as a result of natural disasters or public health crises;

•	compliance with laws and regulations globally;

•

risks related to the acquisition of Triton by Brookfield Infrastructure, including the potentially divergent interests of our sole common shareholder and the holders of our outstanding indebtedness and preference shares, our reliance on certain corporate governance exemptions, and that as a foreign private issuer, we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	the availability and cost of capital;

•	restrictions imposed by the terms of our debt agreements;

•	our ability to successfully complete, integrate and benefit from acquisitions and dispositions;

•	changes in tax laws in Bermuda, the United States and other countries; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” in our most recent Annual Report on Form 20-F, in our subsequently filed Quarterly Reports on Form 6-K and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in this prospectus and any accompanying prospectus supplement. Any forward-looking statements made in this prospectus any accompanying prospectus supplement and the documents incorporated by reference herein and therein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Triton or its businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRITON, TCIL AND TALICC

We are the world’s largest lessor of intermodal containers. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. We also lease chassis, which are used for the transportation of containers.

We operate our business in one industry, intermodal transportation equipment, and have two business segments, which also represent our reporting segments:

•	Equipment leasing - we own, lease and ultimately dispose of containers and chassis from our leasing fleet, as well as manage containers owned by other parties.

•

Equipment trading - we purchase containers from shipping line customers, and other sellers of containers, and resell these containers to container retailers and users of containers for storage or one-way shipment.

Our consolidated operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. As of September 30, 2025, our total fleet consisted of approximately 4.3 million containers and chassis, representing 7.5 million twenty-foot equivalent units (“TEU”) or 8.0 million cost equivalent units (“CEU”), including 0.8 million managed containers, representing 1.3 million TEU or 1.5 million CEU. On July 1, 2025, we acquired 0.3 million containers in connection with our acquisition in Global Container International LLC, representing 0.5 million TEU, or 0.5 million CEU, which are included in the total fleet numbers above. We have an extensive global presence, offering leasing services through a worldwide network of local offices, and we utilize third-party container depots spread across over 40 countries to provide customers global access to our container fleet. Our primary customers include the world’s largest container shipping lines.

The most important driver of profitability in our business is the extent to which leasing revenues, which are driven by our owned equipment fleet size, utilization and average lease rates, exceed our ownership and operating costs. Our profitability is also driven by the gains or losses we realize on the sale of used containers and the margins generated from trading new and used containers.

We lease five types of equipment: dry containers, refrigerated containers, special containers, tank containers, and chassis. Our in-house equipment sales group manages the sale process for our used containers and chassis from our equipment leasing fleet and sells used and new containers and chassis acquired from third parties.

Our common shares are not publicly traded on the NYSE or any other securities exchange. All of our common shares are privately held by Thanos Holdings Limited (“Parent”), a subsidiary of Brookfield Infrastructure Corporation (“BIPC”). BIPC is an affiliate of Brookfield Infrastructure. Our Series A through F cumulative redeemable perpetual preference shares are outstanding obligations of the Company and are listed on the NYSE.

TCIL is an exempted company limited by shares formed under the laws of Bermuda and a direct wholly-owned subsidiary of Triton. TALICC is a Delaware corporation and an indirect wholly-owned subsidiary of Triton and TCIL.

Our registered office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. Our corporate headquarters is located at 100 Manhattanville Rd., Purchase, New York 10577. We maintain a website at http://www.trtn.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 20-F and in subsequently filed Quarterly Reports on Form 6-K and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as any risk factors included in any accompanying prospective supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially adversely affect our business, financial condition, results of operations and cash flows and cause the value of our securities to decline. You could lose all or part of your investment.

CAPITALIZATION

The table below sets forth our capitalization as September 30, 2025. Our capitalization set forth below does not reflect transactions occurring after September 30, 2025. You should read this table in conjunction with the financial statements that are incorporated by reference in this prospectus.

(dollars in thousands)	As of September 30, 2025
Cash and cash equivalents	$50,182
Restricted cash	116,301
Total cash and cash equivalents and restricted cash	166,483
Debt of TCIL and TALICC
Credit Facility	2,752,400
Notes due 2026	600,000
Notes due 2031	600,000
Notes due 2032	600,000

Total debt of TCIL and TALICC	4,552,400
Subsidiary Debt
Asset-backed securitization notes	2,089,035
Asset-backed securitization warehouse	160,000
Total subsidiary debt	2,249,035

Total debt outstanding, gross(1)	6,801,435
Shareholders’ equity:
Common shares, $0.01 par value, 250,000,000(2) shares authorized, 101,158,891 shares issued and outstanding	1,012
Undesignated shares, $0.01 par value, 14,800,000(2) shares authorized, no shares issued and outstanding	—
8.50% Series A Preference Shares, $0.01 par value, $25.00 liquidation preference, 3,450,000 shares authorized, issued and outstanding, actual and as adjusted	86,250
8.00% Series B Preference Shares, $0.01 par value, $25.00 liquidation preference, 5,750,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	143,750
7.375% Series C Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	175,000
6.875% Series D Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual and as adjusted outstanding, actual, as adjusted and as further adjusted	150,000
5.75% Series E Preference Shares, $0.01 par value, $25.00 liquidation preference, 7,000,000 shares authorized, issued and outstanding, actual and as adjusted	175,000
7.625% Series F Preference Shares, $0.01 par value, $25.00 liquidation preference, 6,000,000 shares authorized, issued and outstanding, actual and as adjusted	150,000
Additional paid-in capital (deficit)	892,452
Accumulated earnings	762,368
Accumulated other comprehensive income (loss) actual	43,083
Total shareholders’ equity	2,578,915

Total capitalization	$9,380,350

(1)	All debt of TCIL and TALICC is guaranteed by Triton.
(2)	The amount of debt reflected in the table above shows the outstanding principal amount before any adjustments for deferred financing costs and premiums or discounts.
(3)

In November 2025, Triton’s Board redesignated 40,000,000 authorized, unissued common shares as undesignated shares (which can be issued as preference shares), decreasing the amount of authorized common shares to 210,000,000, and increasing the number of undesignated shares to 54,800,000.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the purchase of containers, payment of dividends and repayment or repurchase of outstanding indebtedness.

DESCRIPTION OF THE OFFERED SECURITIES

This prospectus contains summary descriptions of (i) the preference shares, debt securities (which may be guaranteed by TCIL and/or TALICC) that may be offered and sold from time to time by Triton and (ii) debt securities that may be offered and sold from time to time by TCIL and TALICC, which may be issued jointly by TCIL and TALICC as co-issuers or individually by either issuer, which will be fully and unconditionally guaranteed by Triton. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF SHARE CAPITAL

General

The following summary description of our share capital is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association and our Bye-laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association and Bye-laws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” As used in this “Description of Share Capital,” the terms “Triton,” the “Company,” “we,” “our” and “us” refer to Triton International Limited, a Bermuda exempted company, and do not, unless otherwise specified, include our subsidiaries.

Common Shares

We are authorized to issue up to 210,000,000 common shares, par value $0.01 per share. As of the date of this prospectus, 101,158,891 common shares were outstanding, all of which were held by Thanos Holdings Limited, a subsidiary of BIPC.

Liquidation and Preemptive Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, the holders of our common shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after the holders of all series of our outstanding preference shares, if any, have received their liquidation preferences in full.

Holders of our common shares will not be entitled to preemptive rights. Our common shares will not be convertible into shares of any other class of common shares.

Dividend Rights

Under Bermuda law, shareholders of Triton will be entitled to receive dividends when and as declared by the Board out of any funds of the Company legally available for the payment of such dividends, subject to the dividend rights of any preference shares outstanding that may exist from time to time. Bermuda law does not permit payment of dividends, or distributions of contributed surplus, by a company if there are reasonable grounds for believing that:

•	the company is, or would be, after the payment is made, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would be less than its liabilities.

Under Triton’s Bye-laws, the Board has the power to declare dividends or distributions out of contributed surplus, and to determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares to be issued to the shareholders credited as fully paid or partly paid or partly in one way or partly in the other. The Board may also pay any fixed cash dividend whenever the position of the Company justifies such payment.

Voting Rights

Subject to the rights, if any, of the holders of any series of preference shares, if and when issued and subject to applicable law, each holder of our common shares is entitled to one vote per share and all voting rights are vested in those holders of record on the applicable record date on all matters voted on by the Triton shareholders. Holders of our common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the Board can elect 100% of the directors to the Board and the holders of the remaining shares will not be able to elect any directors to the Board. Following the acquisition of the Company by Brookfield Infrastructure, BIPC is able to elect 100% of the directors to the Board, subject to the right of the holders of our outstanding preference shares to elect two directors to the Board in the event that dividends payable on the preference shares of any series are in arrears for six or more quarterly periods as described below under “Preference Shares – Voting Rights.”

Meetings of Shareholders

Special general meetings of the shareholders of Triton may be called (i) by the Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Bermuda Companies Act. Under the Bermuda Companies Act, the shareholders may requisition a special general meeting, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the Company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the Company. If, within 21 days from the date of the deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing more than 50% of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Restrictions on Transfers of Shares

The Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of any common shares which are not fully paid up. The Board may also refuse to register a transfer unless (i) the common shares of Triton are listed on an appointed stock exchange or (ii) (A) a duly executed instrument of transfer is provided to Triton or Triton’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, (C) the instrument of transfer is in favor of less than five persons jointly, and (D) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required). If the Board refuses to register a transfer of any common shares, it must send to the transferee notice of the refusal within three months after the date on which the instrument of transfer was lodged with Triton.

Election and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at the general meeting of shareholders of Triton. The Bye-laws of Triton provide that any vacancies on the Board not filled at any general meeting will be deemed casual vacancies and the Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy.

A director so appointed will hold office only until the next following annual general meeting (“AGM”). If not reappointed at such AGM, the director will vacate office at the conclusion of the AGM. Under the Bermuda Companies Act, a director may be removed from office by the shareholders at a special general meeting called for that purpose. The notice of a meeting convened for the purpose of removing a director must contain a statement of intention to do so and be served on such director not less than 14 days before the meeting. The director subject to removal will be entitled to be heard on the motion for his removal.

Amendment of Memorandum of Association

Under the Bermuda Companies Act, the Memorandum of Association of a company may be amended by the affirmative vote of a majority resolution of the Board, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the Memorandum of Association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Amendment of Bye-laws

Subject to certain exceptions, our Bye-laws may be revoked or amended by the affirmative vote of a majority resolution of the Board, but the revocation or amendment will not be operative unless and until it is approved at a subsequent general meeting of the shareholders of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

Approval of Certain Transactions

Amalgamations and Mergers: Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires the amalgamation or merger to be approved by the Board and by its shareholders. Our Bye-laws provide that a merger or amalgamation must be approved by (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of votes cast at a general meeting of shareholders. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.

Sale of Assets: The Bermuda Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers: Bermuda does not have any takeover regulations applicable to shareholders of Bermuda companies.

Listing

Our common shares are not listed on any national or regional securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

Preference Shares

This section describes the general terms and provisions of preference shares that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the preference shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preference shares. If there are differences between the prospectus supplement relating to a particular series of preference shares and this prospectus, the prospectus supplement will control. The terms of a new series of preference shares will be set forth in a Certificate of Designations establishing the rights, limitations and preferences for the respective series of Preference Shares adopted by the Board (or a committee thereof) and filed with the SEC. Each such Certificate of Designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable prospectus supplement and Certificate of Designations as well as our Memorandum of Association and Bye-laws before deciding to buy our preference shares as described in any accompanying prospectus supplement.

As of the date of this prospectus, Triton had 54,800,000 total authorized and unissued undesignated shares, par value $0.01 per share, each of which can be designated as preference shares without the approval of shareholders. As of the date of this prospectus, there were 35,200,000 preference shares issued and outstanding. With respect to each series of our preference shares, the Board has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preference shares; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preference shares to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Description of Outstanding Preference Shares

General

As of the date of the prospectus, the following series of preference shares were issued and outstanding:

•	3,450,000 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series A Preference Shares”);

•	5,750,000 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series B Preference Shares”);

•	7,000,000 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series C Preference Shares”);

•	6,000,000 6.875% Series D Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share (the “Series D Preference Shares”);

•	7,000,000 5.75% Series E Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series E Preference Shares”); and

•	6,000,000 7.625% Series F Cumulative Redeemable Perpetual Preference Shares, $0.01 par value and $25.00 liquidation preference per share were outstanding (the “Series F Preference Shares”).

The Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series E Preference Shares and the Series F Preference Shares (collectively, the

“Preference Shares” and each, a “series of Preference Shares”) are traded on the NYSE under the symbols TRTN-PRA, TRTN-PRB, TRTN-PRC, TRTN-PRD, TRTN-PRE and TRTN-PRF respectively. We may, without notice to or consent of the holders of the then-outstanding Preference Shares of any series, authorize and issue additional Preference Shares of such series and Junior Securities (as defined below) and, subject to the limitations described under “– Voting Rights,” Senior Securities (as defined below) and Parity Securities (as defined below).

The following summary description of each series of Preference Shares is based on the applicable provisions of the Bermuda Companies Act, our Memorandum of Association, our Bye-laws, and the Certificate of Designations for each series of Preference Shares. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bermuda Companies Act, as it may be amended from time to time, and to the terms of our Memorandum of Association, Bye-laws and the Certificates of Designations for the Preference Shares, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the Board; however, no dividend may be declared or paid or set apart for payment on any Junior Securities including our common shares (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective Dividend Payment Dates.

Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Preference Shares) having preferential rights to receive distributions of our assets.

The Preference Shares of each series entitle the holders thereof to receive cumulative cash dividends when, as and if declared by the Board out of legally available funds for such purpose. Each Preference Share has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. See “– Liquidation Rights.”

The Preference Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Preference Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Except as described below under “– Change of Control with respect to the Series A-E Preference Shares – Conversion Right Upon a Change of Control Triggering Event” and “– Change of Control with respect to the Series F Preference Shares – Conversion Right Upon a Change of Control Triggering Event,” the Preference Shares are not convertible into common shares or other of our securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Preference Shares will not be subject to mandatory redemption or to any sinking fund requirements. The Preference Shares are or will be subject to redemption at our option:

•

with respect to the Series A-E Preference Shares, (i) in connection with a Change of Control Triggering Event (as defined herein) or (ii) at any time on or after March 15, 2024 in the case of the Series A Preference Shares, September 15, 2024 in the case of the Series B Preference Shares, December 15, 2024 in the case of the Series C Preference Shares, March 15, 2025 in the case of the Series D Preference Shares and September 15, 2026 or a Rating Agency Event in the case of the Series E Preference Shares, see “–Redemption with respect to the Series A-E Preference Shares”; and “¬Change of Control with respect to the Series A-E Preference Shares.”

•	with respect to the Series F Preference Shares, (i) in connection with a Change of Control (as defined herein), a Change of Control Triggering Event (as defined herein) or a Rating Agency

Event (as defined herein), or (ii) at any time on or after March 15, 2030, see “–Redemption with respect to the Series F Preference Shares” and “–Change of Control with respect to the Series F Preference Shares.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Preference Shares. The address of the Paying Agent is PO Box 505000, Louisville, KY 40233.

Ranking

Each series of Preference Shares will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

•

senior to our common shares and to each other class or series of capital stock established after the original issue date of such series of Preference Shares that is not expressly made senior to, or on parity with, such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”);

•

on a parity with the other series of Preference Shares and any other class or series of capital stock established after the original issue date of such series of Preference Shares that is expressly made equal to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Parity Securities”); and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and junior to each class or series of capital stock expressly made senior to such series of Preference Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such classes or series of capital stock referred to herein as “Senior Securities”).

We may issue Junior Securities from time to time in one or more series without the consent of the holders of any series of Preference Shares. We may also issue any Parity Securities as long as the cumulative dividends on the Preference Shares are not in arrears. The Board has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. The Board will also determine the number of shares constituting each series of securities. Our ability to issue Senior Securities is limited as described under “– Voting Rights.”

Liquidation Rights

The holders of Preference Shares will be entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the Preference Shares and any other Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Preference Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Preference Shares and other Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

Each series of Preference Shares will have no voting rights except as set forth below or as otherwise provided by Bermuda law. In the event that dividends payable on the Preference Shares of any series are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Preference Shares of such series (voting together as a class with the other series of Preference Shares and all other classes or series of Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board, and the size of our Board will be increased as needed to accommodate such change (unless the size of our Board has already been increased by reason of the election of directors by holders of Parity Securities upon which like voting rights have been conferred and with which such series of Preference Shares voted as a class for the election of such directors). Dividends payable on the Preference Shares of any series will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent Dividend Payment Date have not been paid on all outstanding Preference Shares of such series. The right of such holders of Preference Shares of any series to elect two members of our Board will continue until such time as there are no accumulated and unpaid dividends in arrears on such series of Preference Shares, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of Preference Shares of any series and any other Parity Securities to vote as a class for such directors, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Preference Shares of any series and any other Parity Securities shall each be entitled to one vote on any matter before our Board.

Subject to the Bermuda Companies Act, none of the special rights attached to the Preference Shares of any series may be altered or abrogated by any amendment to the Company’s Bye-laws or the Certificate of Designations for such series of Preference Shares without (i) the consent in writing of the holders of not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class or (ii) the sanction of a resolution passed, (A) in the case of the issued and outstanding Series E and Series F Preference Shares, by not less than a majority of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of the Series E and Series F Preference Shares voting in person or by proxy, and (B) in the case of all other issued and outstanding Preference Shares, by not less than seventy-five percent (75%) of the issued and outstanding Preference Shares of such series, voting as a single class, at a separate general meeting of the holders of Preference Shares of such series voting in person or by proxy.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Shares of any series, voting as a class together with holders of other series of Preference Shares and any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Preference Shares of such series are in arrears; or

•	create or issue any Senior Securities.

For the avoidance of doubt, we do not need to obtain the affirmative vote or consent of holders of any shares of Preference Shares to issue any debt securities, or incur any other indebtedness or other liabilities.

On any matter described above in which the holders of the Preference Shares of any series are entitled to vote as a class, such holders will be entitled to one vote per share. Any Preference Shares held by us or any of our subsidiaries or affiliates will not be entitled to vote.

Preference Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

Dividend Rate: Holders of Preference Shares of each series will be entitled to receive, when, as and if declared by our Board or any authorized committee thereof, out of legally available funds for such purpose, cumulative cash dividends at the rate of (i) 8.50% per annum of the $25.00 liquidation preference per share, or $2.1250 per share per year, in the case of the Series A Preference Shares, (ii) 8.00% per annum of the $25.00 liquidation preference per share, or $2.00 per share per year, in the case of the Series B Preference Shares, (iii) 7.375% per annum of the $25.00 liquidation preference per share, or $1.84375 per share per year, in the case of the Series C Preference Shares, (iv) 6.875% per annum of the $25.00 liquidation preference per share, or $1.71875 per share per year, in the case of the Series D Preference Shares, (v) 5.75% per annum of the $25.00 liquidation preference per share, or $1.4375 per share per year, in the case of the Series E Preference Shares and (vi) 7.625% per annum of the $25.00 liquidation preference per share, or $1.90625 per share per year, in the case of the Series F Preference Shares, in each case, payable on each Dividend Payment Date.

Dividend Payment Dates: The “Dividend Payment Dates” for each series of Preference Shares will be the 15th day of each March, June, September and December. Dividends for each series of Preference Shares will accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the applicable Dividend Payment Date for such dividend period. In the case of the Series A Preference Shares and the Series B Preference Shares, dividends will accrue on accumulated dividends not paid on any Dividend Payment Date at the applicable dividend rate. Dividends on the Preference Shares will be payable based on a 360-day year consisting of twelve 30-day months.

If any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date will be paid on the next succeeding Business Day, and no additional dividends or other sums will accrue on the amount so payable for the period from and after such Dividend Payment Date to that next succeeding Business Day.

“Business Day” means any day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City or Bermuda are authorized or required by law to close.

Payment of Dividends: On each Dividend Payment Date, we will pay those dividends, if any, on the Preference Shares of each series that have been declared by our Board to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (“Record Date”) will be the close of business, New York City time, on the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date and time as may be designated by our Board.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Preference Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period for any series of Preference Shares may be declared by our Board and paid on any date fixed by our Board, whether or not a Dividend Payment Date, to holders of the Preference Shares of such series on the record date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Preference Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Preference Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Preference Shares of each series and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Preference Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “– Dividends – Dividend Rate” with respect to the Series A Preference Shares and the Series B Preference Shares, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Preference Shares.

Change of Control with respect to the Series A-E Preference Shares

Optional Redemption Upon a Change of Control Triggering Event: With respect to each of the Series A-E Preference Shares, upon the occurrence of a Change of Control Triggering Event (as defined below), we may, at our option, redeem the Preference Shares of any such series in whole or in part within 120 days after the occurrence of a Change of Control Triggering Event occurred (the “Change of Control Redemption Period”), by paying the liquidation preference of $25.00 per Preference Share of each such series, plus all accumulated and unpaid dividends on each such series of Preference Shares to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem the Preference Shares of any Series A through E as described in the immediately preceding sentence or as described below under “– Redemption,” holders of the Preference Shares of such series we have elected to redeem will not have the conversion right described below under “– Conversion Right Upon a Change of Control Triggering Event.” Any cash payment to holders of the Series A-E Preference Shares, as applicable, will be subject to the limitations contained in any agreements governing our indebtedness.

“Change of Control” means, with respect to the Series A-E Preference Shares, the occurrence of either of the following after the original issue date of the Preference Shares of each series:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

•

the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

“Change of Control Triggering Event” means, with respect to each of the Series A-E Preference shares, the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or a withdrawal of the rating of such series of Preference Shares within the Ratings Decline Period (in any combination) by the Named Rating Agency (as defined below) then rating such series of Preference Shares, as a result of which the rating of such series of Preference Shares on any day during the Ratings Decline Period is withdrawn or is below the rating by such Named Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Named Rating Agency” means (i) S&P; and (ii) if S&P ceases to rate such series of Preference Shares or fails to rate such series of Preference Shares, as the case may be, for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for S&P.

“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Conversion Right Upon a Change of Control Triggering Event: With respect to the Series A-E Preference Shares, upon the occurrence of a Change of Control Triggering Event, each holder of the Preference Shares of each such series will have the right (unless we have provided notice of our election to redeem the Preference Shares of such series as described above under “– Optional Redemption upon a Change of Control Triggering Event” or below under “– Redemption with respect to the Series A-E Preference Shares”) to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series to be converted equal (the “Common Share Conversion Consideration”) to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends on such series of Preference Shares to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for the Preference Share dividend payment and prior to the corresponding Preference Share dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below), and

•

(i) 1.53657037 in the case of the Series A Preference Shares, (ii) 1.58178 in the case of the Series B Preference Shares, (iii) 1.35685 in the case of the Series C Preference Shares, (iv) 1.26968 in the case of Series D Preference Shares and (v) 0.93668 in the case of the Series E Preference Shares, subject, in each case, to certain adjustments and to provisions for (i) the payment of any Alternative Conversion Consideration (as defined below) and (ii) splits, combinations and dividends in the form of equity issuances.

With respect to each of the Series A-E Preference Shares, in the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of the Preference Shares of any such series electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration for such Preference Shares immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Preference Shares of such series electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series A-E Preference Shares. Instead, we will pay the cash value of such fractional shares.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control Triggering Event as described under “– Optional Redemption upon a Change of Control Triggering Event” or our optional redemption rights as described below under “– Redemption with respect to the Series A-E Preference Shares,” holders of any of the Series A-E Preference Shares will not have any right to convert the Preference Shares of any such series that we have elected to redeem and any Preference Shares of such series subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem any Series A-E Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of the

Preference Shares of each series written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control Triggering Event;

•	the date of the Change of Control Triggering Event;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Preference Share of each series; and

•	the procedure that the holders of Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of the Preference Shares.

Holders of Series A-E Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means, with respect to the Series A-E Preference Shares, the right of a holder of the Preference Shares of any such series to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series pursuant to the conversion provisions in the Certificate of Designation with respect to such series of Preference Shares.

“Change of Control Conversion Date” means, with respect to the Series A-E Preference Shares, the date fixed by the Board, in its sole discretion, as the date any such Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of such Preference Shares.

“Common Share Price” means, with respect to the Series A-E Preference Shares (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Notwithstanding the foregoing, the holders of the Series A-E Preference Shares of each series will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the

NYSE, the NYSE American or Nasdaq, and (ii) the Preference Shares of such series remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Change of Control with respect to the Series F Preference Shares

Optional Redemption Upon a Change of Control: Upon the occurrence of a Change of Control, we may, at our option, redeem the Series F Preference Shares, in whole or in part, within 120 days after the occurrence of a Change of Control, by paying the liquidation preference of $25.00 per Series F Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose.

Optional Redemption Upon a Change of Control Triggering Event: Upon the occurrence of a Change of Control Triggering Event, we may, at our option, redeem the Series F Preference Shares, in whole or in part, within 120 days after the occurrence of a Change of Control Triggering Event (the “Change of Control Triggering Event Redemption Period”), by paying the liquidation preference of $25.00 per Series F Preference Share, plus all accumulated and unpaid dividends to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, we exercise our right to redeem the Series F Preference Shares as described in the immediately preceding sentence or as described elsewhere under the “—Redemption” section below, holders of the Series F Preference Shares we have elected to redeem will not have the conversion right described above under “—Conversion Right upon a Change of Control Triggering Event.”

“Change of Control” means, with respect to the Series F Preference Shares, the occurrence of either of the following after the original issue date of such Preference Shares:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

•

the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above) – other than to a Permitted Holder (as defined below) – becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of us, measured by voting power rather than percentage of interests.

“Change of Control Triggering Event” means, with respect to the Series F Preference Shares, the occurrence of a Change of Control that is accompanied or followed by the occurrence of a Delisting Event within 120 days following the occurrence of such Change of Control.

“Delisting Event” occurs when, after the original issuance of Series F Preference Shares and the listing of the Series F Preference Shares on the NYSE, both (i) the shares of Series F Preference Shares are no longer listed on the NYSE, the NYSE American or the Nasdaq (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Company is not subject to the reporting requirements of the Exchange Act.

“Permitted Holder” means, with respect to the Series F Preference Shares, (a) Brookfield Corporation, Brookfield Asset Management Ltd., Brookfield Wealth Solutions Ltd, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation or Brookfield Infrastructure Fund V and any of their respective affiliates and (b) any trust, fund, company, partnership, other co-investment vehicles or person owned, managed, sponsored, advised or controlled, directly or indirectly, by any Person referred to in the foregoing clause (a), or any of their respective affiliates, or any direct or indirect subsidiaries of any such trust, fund, company, partnership or person. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control will thereafter, together with its affiliates, constitute an additional Permitted Holder after such Change of Control. A Permitted Holder will also include any underwriter that purchases our common shares in any public offering of our common shares.

“Person” means, with respect to the Series F Preference Shares, an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or other entity.

Conversion Right Upon a Change of Control Triggering Event: With respect to the Series F Preference Shares, upon the occurrence of a Change of Control Triggering Event, each holder of such Series F Preference Shares will have the right (unless we have provided notice of our election to redeem Preference Shares of such series as described above under “—Optional Redemption upon a Change of Control Triggering Event” or below under “—Redemption”) to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series to be converted equal (the “Common Share Conversion Consideration”) to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference of the Preference Shares being converted plus the amount of all accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a dividend payment for such series and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein), subject, to certain adjustments and provisions for (x) the payment of any Alternative Conversion Consideration (as defined herein) and (y) splits, combinations and dividends in the form of equity issuances.

In the case of a Change of Control pursuant to which our common shares will be converted into or exchanged for cash, securities or other property or assets (including any combination thereof), a holder of Series F Preference Shares electing to exercise its Change of Control Conversion Right (as defined below) will receive upon conversion of such Series F Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the “Alternative Conversion Consideration”; provided, however, that if the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series F Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common shares upon the conversion of the Series F Preference Shares. Instead, we will pay the cash value of such fractional shares.

Within five days following the expiration of the Change of Control Triggering Event Redemption Period (as defined below) (or, if we waive our right to redeem the Series F Preference Shares prior to the expiration of the Change of Control Triggering Event Redemption Period, within five days following the date of such waiver), we will provide to the holders of the Series F Preference Shares written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control Triggering Event;

•	the date of the Change of Control Triggering Event;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of such Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Preference Share of each series; and

•	the procedure that the holders of Preference Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series F Preference Shares.

Holders of Series F Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify us of the number of Series F Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means, with respect to the Series F Preference Shares, the right of a holder of such Preference Shares to convert some or all of the Preference Shares of such series held by such holder on the Change of Control Conversion Date into a number of our common shares per Preference Share of such series pursuant to the conversion provisions in the Certificate of Designation with respect to such series of Preference Shares.

“Change of Control Conversion Date” means, with respect to the Series F Preference Shares, the date fixed by the Board, in its sole discretion, as the date the Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Preference Shares.

“Common Share Price” means, with respect to the Series F Preference Shares, (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share; or (ii) if the consideration to be received in the Change of Control by the holders of our common shares is not solely cash and (A) our common shares are listed or quoted on the NYSE, the NYSE American or Nasdaq or an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq (any such exchange or quotation, a “Permitted Exchange”), the average of the closing prices for our common shares on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control, or (B) if our common shares are not listed on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares consists solely of shares of another company that are listed or quoted on a Permitted Exchange (the

“Public Share Consideration”) and cash, if any, the value of the Public Share Consideration (and the amount of cash, if any) to be received per common share based on the average of the closing prices per share for the Public Share Consideration on such Permitted Exchange for the ten consecutive trading days immediately preceding, but not including, the occurrence of the Change of Control or (C) if our common shares are not listed or quoted on a Permitted Exchange and the consideration to be received in the Change of Control by the holders of our common shares does not consist solely of Public Share Consideration and cash, if any, the fair market value per common share as determined by an independent appraiser selected in good faith by the Company.

Notwithstanding the foregoing, the holders of Series F Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq, and (ii) the Preference Shares of such series remain continuously listed or quoted on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption

Redemption Procedures: We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Preference Shares of the applicable series to be redeemed and, if less than all issued and outstanding Preference Shares of the applicable series are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Preference Shares of the applicable series are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the issued and outstanding Preference Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as the Securities Depository (i.e., the Depository Trust Company and its successors and assigns, or with such other depositary of the Company’s choosing that is a “clearing Company” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act) shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional shares. So long as all Preference Shares of any series are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Preference Shares of such series to be redeemed, and the Securities Depository will determine the number of Preference Shares of such series to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Preference Shares of such series for its own account). A participant may determine to redeem Preference Shares of the applicable series from some beneficial owners (including the participant itself) without redeeming Preference Shares of such series from the accounts of other beneficial owners.

If we give or cause to be given a notice of redemption for any series of Preference Shares, then we will deposit with the Paying Agent funds sufficient to redeem the Preference Shares of such series as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to, pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Preference Shares of any series, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the applicable Preference Shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Preference Shares of any series represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book–entry account) representing the number of Preference Shares of such series represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Preference Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date fixed for redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Preference Shares of any series, subject to compliance with all applicable securities and other laws. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preference shares, undesignated as to series.

Notwithstanding the foregoing, in the event that any dividends on the Preference Shares of any series and any Parity Securities are in arrears, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Preference Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Preference Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless there are no dividends on the Preference Shares of each series and any Parity Securities in arrears.

Redemption with respect to the Series A-E Preference Shares

Optional Redemption: Commencing on (i) March 15, 2024 in the case of the Series A Preference Shares, (ii) September 15, 2024 in the case of the Series B Preference Shares, (iii) December 15, 2024 in the case of the Series C Preference Shares, (iv) March 15, 2025 in the case of the Series D Preference Shares and (v) September 15, 2026 in the case of the Series E Preference Shares, we may redeem, at our option, in whole or in part, the Preference Shares of such series at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

We may also redeem the Series A-E Preference Shares under the terms set forth under “– Change of Control with respect to the Series A-E Preference Shares – Optional Redemption Upon a Change of Control Triggering Event.”

Optional Redemption Following a Rating Agency Event: We may, at our option, redeem the Series E Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event, or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared.

A “Rating Agency Event” means, with respect to the Series E Preference Shares, any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series E on the original issue date of the Series E Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series E Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series E Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series E Preference Shares as of the original issue date.

Redemption with respect to the Series F Preference Shares

Optional Redemption: Commencing on March 15, 2030, we may redeem, at our option, in whole or in part, the Series F Preference Shares at a redemption price in cash equal to $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

We may also redeem the Series F Preference Shares under the terms set forth under “– Change of Control with respect to the Series F Preference Shares – Optional Redemption Upon a Change of Control” and “– Optional Redemption Upon a Change of Control Triggering Event.”

Optional Redemption Following a Rating Agency Event: We may, at our option, redeem the Series F Preference Shares in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Rating Agency Event (as defined below), or, if no review or appeal process is available or sought with respect to such Rating Agency Event, at any time within 120 days after the occurrence of such Rating Agency Event, at a redemption price in cash equal to $25.50 per share, plus all accumulated and unpaid dividends thereon to, but excluding, the date fixed for redemption, whether or not declared.

A “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series F Preference Shares on the original issue date of the Series F Preference Shares (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series F Preference Shares would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series F Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Series F Preference Shares as of the original issue date.

No Sinking Fund

The Preference Shares do not have the benefit of any sinking fund.

Differences in Corporate Law

You should be aware that the Bermuda Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Bermuda Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us which differ in certain respects from provisions of the corporate laws of the State of Delaware. The following statements are summaries and do not address all aspects of Bermuda law that may be relevant to us and our shareholders. You should also review our Memorandum of Association, our Bye-laws, as well as the Delaware General Corporation Law and the Bermuda Companies Act, to understand how these differences in corporate law apply to us.

Duties of Directors

Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Bermuda Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Bermuda Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Bermuda Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. Our Bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Triton for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.

Interested Directors

Under Bermuda law and our Bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our Bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he or she has an interest. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Committees of the Board of Directors

Our Bye-laws provide, as permitted by Bermuda law, that the Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-laws and, in certain circumstances, the Bermuda Companies Act. Under our Bye-laws, at any general meeting, two or more persons present in person or by proxy and entitled to vote representing the holders of a majority of the issued shares of the relevant class shall constitute a quorum for the transaction of business. Except as otherwise required by the Bermuda Companies Act and our Bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our Bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.

Dividends

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act 1972. This designation allows us to engage in transactions in currencies without restriction (other than the Bermuda dollar) and there are no restrictions on our ability to transfer funds (other than Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our shares.

Amalgamations, Mergers and Similar Arrangements

In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Bermuda Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the merger or amalgamation, may exercise its appraisal rights under the Bermuda Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder’s shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers

Our shareholders might have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States.

Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. Bermuda law also provides that the holders of not less than 95% of the shares or any class of shares in a company (the “purchasers”) may give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them. When such a notice is given, the purchasers shall be entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice unless a remaining shareholder applies to court for an appraisal pursuant to the Bermuda Companies Act. Dissenting shareholders may apply to the court within one month of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our Bye-laws). The Company’s Bye-laws include similar provisions to Section 203 of the Delaware General Corporation Law (described below).

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation’s outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.

Shareholders’ Suits

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Under Bermuda law and our Bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under our Bye-laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Bermuda Companies Act.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.

Limitation of Liability of Directors and Officers

Our Bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Shareholder Proposals

Under Bermuda law, the Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next AGM and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation’s certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.

Calling of Special Shareholders Meetings

Under our Bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by shareholders when requisitioned by the holders of at least 10% of the paid-up share capital or 10% of the voting rights of the Company.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent

Under Bermuda law and our Bye-laws, voting shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Unless otherwise provided in a corporation’s certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the Company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.

Amendment of Bye-laws

Our Bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on that resolution. However, no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the Bye-laws) or such greater majority as required by the Bye-laws.

Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

DESCRIPTION OF DEBT SECURITIES OF TRITON

Triton may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, Triton’s debt securities will be issued in one or more series under an indenture to be entered into between Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “Triton Indenture”). A form of the Triton Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Triton Indenture and those made a part of the Triton Indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement, the provisions of the Triton Indenture and any supplemental indenture thereto in their entirety before investing in Triton’s debt securities.

The aggregate principal amount of debt securities that may be issued under the Triton Indenture is unlimited. The prospectus supplement relating to any series of debt securities that Triton may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon Triton may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which Triton or the holders of the debt securities can select the payment currency;

•	Triton’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Triton Indenture both with and without the consent of holders of debt securities issued under the Triton Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Triton Indenture with respect to such series of debt securities).

General

Triton may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. The debt securities may be fully and unconditionally guaranteed by TCIL or TALICC or both except as may be limited to the maximum amount permitted under applicable law. Unless we inform you otherwise in an accompanying prospectus supplement, Triton may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Triton Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities Triton sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Triton expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Triton Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by TCIL

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TCIL on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TCIL under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Guarantees by TALICC

A supplemental indenture establishing the terms of a particular series of debt securities of Triton may provide that such series will be guaranteed by TALICC on a senior or subordinated basis as provided in the supplemental indenture. The obligations of TALICC under its guarantee will be full and unconditional, except as may be limited to the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The Triton Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TCIL AND TALICC

TCIL and TALICC may offer debt securities as co-issuers in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, the debt securities of TCIL and TALICC will be issued in one or more series under an indenture to be entered into among TCIL, TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL and TALICC Indenture”). A form of the TCIL and TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL and TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement, the provisions of the TCIL and TALICC Indenture and any supplemental indenture thereto in their entirety before investing in the debt securities of TCIL and TALICC.

The aggregate principal amount of debt securities that may be issued under the TCIL and TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL and TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL and TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL and TALICC, or the holders of the debt securities can select the payment currency;

•	the obligation or right of TCIL and TALICC to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL and TALICC Indenture both with and without the consent of holders of debt securities issued under the TCIL and TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL and TALICC Indenture with respect to such series of debt securities).

General

TCIL and TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL and TALICC will be fully and unconditionally guaranteed by Triton as provided in the TCIL and TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL and TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL and TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL and TALICC sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL and TALICC expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TCIL and TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL and TALICC Indenture provides that the obligations of TCIL and TALICC under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL and TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TCIL

TCIL may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TCIL’s debt securities will be issued in one or more series under an indenture to be entered into among TCIL, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TCIL Indenture”). A form of the TCIL Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TCIL Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement, the provisions of the TCIL Indenture and any supplemental indenture thereto in their entirety before investing in TCIL’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TCIL Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TCIL may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TCIL may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TCIL or the holders of the debt securities can select the payment currency;

•	TCIL’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TCIL Indenture both with and without the consent of holders of debt securities issued under the TCIL Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TCIL Indenture with respect to such series of debt securities).

General

TCIL may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TCIL will be fully and unconditionally guaranteed by Triton as provided in the TCIL Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TCIL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TCIL Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TCIL sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TCIL expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TCIL Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TCIL Indenture provides that TCIL’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TCIL Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF TALICC

TALICC may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, TALICC’s debt securities will be issued in one or more series under an indenture to be entered into among TALICC, Triton and Wilmington Trust, National Association, as trustee, or such other trustee named therein (the “TALICC Indenture”). A form of the TALICC Indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the TALICC Indenture and those made a part of the indenture by the TIA. You should read the summary below, any accompanying prospectus supplement, the provisions of the TALICC Indenture and any supplemental indenture thereto in their entirety before investing in TALICC’s debt securities.

The aggregate principal amount of debt securities that may be issued under the TALICC Indenture is unlimited. The prospectus supplement relating to any series of debt securities that TALICC may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon TALICC may be made;

•	the form or forms of the debt securities of the series, including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	other than Triton, the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which TALICC or the holders of the debt securities can select the payment currency;

•	TALICC’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the TALICC Indenture both with and without the consent of holders of debt securities issued under the TALICC Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the TALICC Indenture with respect to such series of debt securities).

General

TALICC may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Each series of debt securities of TALICC will be fully and unconditionally guaranteed by Triton as provided in the TALICC Indenture and such guarantee may be on a senior or subordinated basis as provided in the supplemental indenture for such series of debt securities. Unless we inform you otherwise in an accompanying prospectus supplement, TALICC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the TALICC Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities TALICC sells that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

TALICC expects most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the TALICC Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees by Triton

The TALICC Indenture provides that TALICC’s obligations under each series of debt securities will be fully and unconditionally guaranteed by Triton.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The TALICC Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge the securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will identify the applicable specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may agree with any underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that such underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

All securities we may offer, other than any of our outstanding series of preference shares, will be new issues of securities with no established trading market. We may elect to list any new series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for such securities, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Appleby (Bermuda) Limited will provide opinions regarding the authorization and validity of the securities of Triton and TCIL with respect to Bermuda law. Mayer Brown LLP will provide opinions regarding the authorization and validity of the securities of TALICC and the validity of the securities of Triton and TCIL with respect to New York law, as applicable, and may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this registration statement of which this prospectus forms a part, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Triton International Limited and its subsidiaries as of and for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP (KPMG), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Triton International Limited has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this prospectus and the registration statement of which it forms a part.

ENFORCEMENT OF CIVIL LIABILITIES

Triton and TCIL are Bermuda exempted companies limited by shares. The rights of holders of Triton’s preference shares will be governed by Bermuda law and Triton’s Memorandum of Association and Bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. In addition, some of Triton’s and TCIL’s directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of Triton’s and TCIL’s assets and certain of their directors’ and officers’ assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against Triton, TCIL or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, Triton and TCIL may be served with process in the United States with respect to actions against Triton and TCIL arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made by serving Triton and TCIL at Triton’s corporate headquarters at 100 Manhattanville Road, Suite 4W10, Purchase, NY 10577.

We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against Triton, TCIL or their directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against Triton, TCIL or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against Triton, TCIL or their directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over Triton, TCIL or their directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against Triton, TCIL or their directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on Triton, TCIL or their directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Triton Container International Limited and

TAL International Container Corporation

each a wholly owned subsidiary of

Triton International Limited

$600,000,000

5.150% Senior Notes due 2033

Guaranteed by Triton International Limited

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

MUFG

SMBC Nikko

Wells Fargo Securities

Citizens Capital Markets

Truist Securities

Co-Managers

Brookfield Capital Solutions

Citigroup

ICBC Standard Bank

M&T Securities

Academy Securities

US Bancorp

January 13, 2026